                                                                     EXHIBIT 2.1

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                          AGREEMENT AND PLAN OF MERGER

                                      among

                             ALAMOSA HOLDINGS, INC.,

                              A-CO MERGER SUB, INC.

                                       and

                                AIRGATE PCS, INC.

                          Dated as of December 7, 2004

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                                TABLE OF CONTENTS

                              ARTICLE I THE MERGER

                   ARTICLE II DELIVERY OF MERGER CONSIDERATION

            ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                                       i

               ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT

                                       ii

               ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1.     Covenants of the Company..........................................49
5.2.     Covenants of Parent...............................................52

                        ARTICLE VI ADDITIONAL AGREEMENTS

                                      iii

6.15.    Exchange Offer....................................................65
6.16.    Repurchase Offer; Company Indentures..............................65

                        ARTICLE VII CONDITIONS PRECEDENT

                     ARTICLE VIII TERMINATION AND AMENDMENT

                          ARTICLE IX GENERAL PROVISIONS

                                       iv

                             Index of Defined Terms

2004 Form 10-K.............................7.2(d)           Company Stock Certificate..................1.4(d)
9 3/8% Notes.................................6.12           Company Stockholder Approval...............3.4(a)
Acquisition Proposal.......................6.2(e)           Company Stockholders Meeting...............6.4(a)
Affected Employees.........................6.7(a)           Company Termination Fee....................8.5(a)
Affiliate..................................3.2(c)           Company Tower Leases......................3.11(c)
Agreement................................Preamble           Company Warrants...........................3.3(a)
Bankers Trust Warrant Agreement............3.3(a)           Company's Counsel..........................7.3(c)
Bankers Trust Warrants.....................3.3(a)           Confidentiality Agreement..................6.3(c)
Cash Consideration.....................1.4(a)(ii)           Delaware Secretary............................1.2
Cash Conversion Number.....................1.6(a)           DGCL..........................................1.2
Cash Election..........................1.4(a)(ii)           Dissenting Shareholder.....................1.4(b)
Cash Election Number....................1.6(b)(i)           Dissenting Shares..........................1.4(b)
Cash Election Shares...................1.4(a)(ii)           Effective Time................................1.2
CERCLA....................................3.12(f)           Election...................................2.1(a)
Certificate of Merger.........................1.2           Election Deadline..........................2.1(d)
ChaseMellon Warrants.......................3.3(a)           Environmental Laws........................3.12(f)
Claim......................................6.8(a)           Environmental Permits.....................3.12(f)
Closing.......................................9.1           ERISA.....................................3.18(a)
Closing Date..................................9.1           Exchange Act..................................3.5
Code.....................................Recitals           Exchange Agent.............................2.1(d)
Company..................................Preamble           Exchange Agent Agreement...................2.1(d)
Company 2004 Financial Statements.............3.7           Exchange Fund..............................2.3(g)
Company Advisor..............................3.24           Exchange Ratio..........................1.4(a)(i)
Company Audited                                             FCC.......................................3.17(c)
  Financial Statements........................3.7           Form of Election...........................2.1(b)
Company Common Stock.......................1.4(a)           Form S-4...................................6.1(a)
Company Contract..........................3.13(b)           GAAP..........................................3.7
Company Disclosure Schedule...................3.1           Governmental Entity...........................3.5
Company Draft 10-K............................3.7           Hazardous Materials.......................3.12(f)
Company ERISA Affiliate...................3.18(a)           Holder........................................2.1
Company Financial Statements..................3.7           HSR Act....................................6.1(b)
Company Indentures........................3.28(a)           Indemnified Parties........................6.8(a)
Company Lease.............................3.11(a)           Injunction.................................7.1(e)
Company Leased Premise....................3.11(b)           Insurance Amount...........................6.8(b)
Company Material                                            Intellectual Property.....................3.21(a)
 Intellectual Property....................3.21(b)           Joint Proxy Statement/Prospectus...........6.1(a)
Company Option................................1.7           KPMG..........................................3.7
Company Option Plans..........................1.7           Letter of Transmittal......................2.3(a)
Company Permit............................3.17(a)           Liens......................................3.3(b)
Company Permitted Liens...................3.10(a)           Material Adverse Effect....................3.2(c)
Company Plans.............................3.18(a)           Merger...................................Recitals
Company Preferred Stock....................3.3(a)           Merger Consideration.......................1.4(a)
Company Real Property.....................3.12(e)           Merger Sub...............................Preamble
Company Reports...............................3.6           Nasdaq.....................................1.4(a)
Company Sprint Agreements.................3.20(b)           Non-Election Shares...................1.4(a)(iii)

                                       i

Parent...................................Preamble           Person.....................................3.2(d)
Parent Advisor...............................4.20           Public Proposal.........................8.5(a)(2)
Parent Audited Financial Statements...........4.7           PWC...........................................4.7
Parent Closing Price.......................1.4(a)           Restricted Stock Unit.........................1.9
Parent Common Stock.....................1.4(a)(i)           SEC...........................................3.5
Parent Disclosure Schedule....................4.1           Section 404................................7.2(d)
Parent ERISA Affiliate....................4.14(a)           Securities Act................................3.6
Parent Financial Statements...................4.7           Shortfall Number.......................1.6(b)(ii)
Parent Material Intellectual Property........4.17           Sprint Licenses...........................3.17(c)
Parent Permit.............................4.13(a)           Sprint PCS....................................3.5
Parent Plans..............................4.14(a)           Sprint Warrant.............................3.3(a)
Parent Real Property......................4.11(e)           Sprint Warrant Agreement...................3.3(a)
Parent Reports................................4.6           Stock Consideration.....................1.4(a)(i)
Parent Series B Preferred Stock............4.3(a)           Stock Election..........................1.4(a)(i)
Parent Series C Preferred Stock............4.3(a)           Subsidiary.................................3.2(d)
Parent Sprint Agreements..................4.16(b)           Superior Proposal..........................6.2(f)
Parent Stock Certificate...................1.4(d)           Surviving Corporation.........................1.1
Parent Stockholder Approval................4.4(a)           Tax Return................................3.19(b)
Parent Stockholders Meeting................6.4(b)           Taxes.....................................3.19(b)
Parent's Counsel...........................7.2(c)           Voting Debt................................3.3(d)
Per Share Amount...........................1.4(a)           WARN Act.....................................3.22

                                      ii

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of December 7, 2004 (this
"Agreement"), by and among Alamosa Holdings, Inc., a Delaware corporation
("Parent"), A-Co. Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"), and AirGate PCS, Inc., a Delaware
corporation (the "Company").

     WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have determined that it is advisable and in the best interests of their respective companies and their stockholders to consummate the business combination transaction provided for herein in which the Company will, subject to the terms and conditions set forth herein, merge with and into Merger Sub, with Merger Sub being the surviving entity (the "Merger");

     WHEREAS, the parties intend that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue
Code of 1986, as amended (the "Code"), for federal income tax purposes; and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE 1
                                   THE MERGER

     1.1 The Merger. Upon the terms and subject to the conditions of this
Agreement, at the Effective Time (as defined in Section 1.2 hereof), the Company shall merge with and into Merger Sub. Merger Sub shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the
Merger and shall continue its corporate existence under the laws of the State of
Delaware. The name of the Surviving Corporation shall be "AirGate PCS, Inc."
Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.

     1.2 Effective Time. Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") shall be duly prepared, executed by Merger Sub as the Surviving Corporation and thereafter filed with the Secretary of State of the State of Delaware (the "Delaware Secretary"), as
provided in the Delaware General Corporation Law (the "DGCL"), on the Closing
Date (as defined in Section 9.1). The Merger shall become effective upon the filing of the Certificate of Merger with the Delaware Secretary or at such time thereafter as is provided in the Certificate of Merger and agreed to by the parties hereto (the "Effective Time").

     1.3 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the DGCL.

     1.4 Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub, Parent or the holder of any of the following securities:

          (a) Each share of the common stock, par value $0.01 per share, of the
     Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (except for (x) shares of Company Common Stock held directly or indirectly by the Company or Parent and (y) Dissenting
     Shares), shall be converted, at the election of the holder thereof, in accordance with the procedure set forth in Article II and subject to
     Section 2.3(f), into the right to receive the following:

               (i) In the case of a share of Company Common Stock with respect to which an election to receive common stock, $0.01 par value per share, of Parent (the "Parent Common Stock") has been effectively made and not revoked or lost pursuant to Article II (a "Stock Election"),
          2.87 (the "Exchange Ratio") shares of Parent Common Stock (the "Stock
          Consideration"); and

               (ii) In the case of a share of Company Common Stock
          (collectively, "Cash Election Shares") with respect to which an election to receive cash has been effectively made and not revoked or lost pursuant to Article II (a "Cash Election"), an amount in cash equal to the Per Share Amount, without interest (the "Cash
          Consideration"), subject to Section 1.6; and

               (iii) In the case of any share of Company Common Stock other than shares as to which a Cash Election or a Stock Election has been effectively made and not revoked or lost pursuant to Article II
          (collectively, "Non-Election Shares"), either Stock Consideration or
          Cash Consideration, as determined in accordance with Section 1.6.

     "Per Share Amount" shall mean the product, rounded to the nearest cent, of the Exchange Ratio times the Parent Closing Price.

     "Parent Closing Price" shall mean the average, rounded to the nearest one ten thousandth, of the closing sale prices of Parent Common Stock on The Nasdaq
National Market ("Nasdaq") as reported by The Wall Street Journal for the ten
(10) trading days immediately preceding the date of the Effective Time.

     The Cash Consideration and the Stock Consideration are sometimes referred to herein collectively as the "Merger Consideration."

          (b) Each outstanding share of Company Common Stock the holder of which has perfected his appraisal rights under applicable law and has not effectively withdrawn or lost such right as of the Effective Time (the
     "Dissenting Shares") shall not be converted into or represent a right to receive shares of Parent Common Stock or cash hereunder, and the holder thereof shall be entitled only to such rights as are granted by applicable law. The Company shall give Parent prompt notice upon receipt by the
     Company of any such demands for payment of the fair value of such shares of
     Company Common Stock and of withdrawals of such notice and any other instruments provided pursuant to applicable law (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"), and Parent shall have the right to direct all negotiations and proceedings with respect to any such demands. The Company shall not, except with the prior written consent of Parent (which consent shall not be unreasonably withheld), voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such Dissenting Shareholder as may be necessary to perfect appraisal rights under the DGCL. Any payments made in respect of Dissenting Shares shall be made by Parent.

          (c) If any Dissenting Shareholder shall effectively withdraw or lose
     (through failure to perfect or otherwise) his right to such payment at or prior to the Effective Time, such holder's shares of Company Common Stock shall be converted into a right to receive cash or Parent Common Stock in accordance with the applicable provisions of this Agreement. If such holder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment after the Effective Time, each share of Company Common Stock of such holder shall be converted on a share by share basis into either the right to receive the Cash Consideration or
     Stock Consideration as Parent shall determine in its sole discretion.

          (d) All of the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of Company Common Stock (each, a "Company
     Stock Certificate") shall thereafter represent only the right to receive
     (i) a certificate (each, a "Parent Stock Certificate") representing the number of whole shares of Parent Common Stock, (ii) the aggregate Cash
     Consideration and (iii) cash in lieu of fractional shares, into which the shares of Company Common Stock represented by such Company Stock
     Certificate have been converted pursuant to this Section 1.4 and Section
     2.3(f). Certificates previously representing shares of Company Common Stock shall be exchanged for certificates representing whole shares of Parent
     Common Stock, the aggregate Cash Consideration deliverable in respect of the shares of Company Common Stock represented thereby and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Company Stock Certificates in accordance with Article II, without any interest thereon.

          (e) If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend,

     stock split, reverse stock split, or other similar change in capitalization, the Exchange Ratio shall be adjusted accordingly to provide to the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.

          (f) Notwithstanding anything in this Agreement to the contrary, at the
     Effective Time, all shares of Company Common Stock that are held directly or indirectly by the Company (as treasury shares or otherwise) or Parent shall be cancelled and shall cease to exist and no Merger Consideration shall be delivered in exchange therefor.

     1.5. Merger Sub Capital Stock. At the Effective Time each share of common stock, par value $0.01 per share of Merger Sub, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Merger.

     1.6. Proration.

          (a) Notwithstanding any other provision contained in this Agreement, the total number of shares of Company Common Stock to be converted into
     Cash Consideration pursuant to Section 1.4 shall be no greater than the quotient (the "Cash Conversion Number") obtained by dividing (x) $100 million, by (y) the Per Share Amount.

          (b) Within five business days after the Effective Time, Parent shall cause the Exchange Agent (as defined below) to effect the allocation among holders of Cash Election Shares and Non-Election Shares of rights to receive the Cash Consideration as follows:

               (i) Cash Election Number More Than Cash Conversion Number. If the
          aggregate number of shares of Company Common Stock with respect to which Cash Elections shall have been made (the "Cash Election Number")
          exceeds the Cash Conversion Number, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and each holder of Cash Election Shares shall have the right to receive the Cash Consideration in respect of that number of such holder's Cash
          Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the Cash Conversion Number and the denominator of which is the Cash Election Number, with all of such holder's remaining Cash Election Shares being converted into the right to receive the Stock Consideration (subject to Section 2.3(f) hereof);
          and

               (ii) Cash Election Number Less Than Cash Conversion Number. If
          the Cash Election Number is less than the Cash Conversion Number (the amount by which the Cash Conversion Number exceeds the Cash Election
          Number being referred to herein as the

          "Shortfall Number"), then all Cash Election Shares shall be converted into the right to receive the Cash Consideration, and the Non-Election
          Shares shall be treated in the following manner:

                    (A) If the Shortfall Number is less than the number of
               Non-Election Shares, then each holder of Non-Election Shares shall have the right to receive the Cash Consideration in respect of that number of such holder's Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election
               Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with all of such holder's remaining Non-Election Shares being converted into the right to receive the Stock Consideration (subject to Section 2.3(f)
               hereof); or

                    (B) If the Shortfall Number equals or exceeds the number of
               Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Cash Consideration.

     For purposes of making the allocations required pursuant to this Section
1.6(b), any Dissenting Share shall be deemed to be a Cash Election Share and shall be included in the Cash Election Number (provided that the actual consideration to be received by holders of Dissenting Shares shall be determined as set forth in Section 1.4(b) and (c) above).

     1.7. Stock Options. Immediately prior to the Effective Time, the Company shall take all actions necessary (including but not limited to obtaining any necessary consents) so that each option (a "Company Option") granted by the
Company pursuant to any option plan, agreement or commitment maintained by the
Company (other than the Company's 2001 Employee Stock Purchase Plan)
(collectively the "Company Option Plans") to purchase shares of Company Common
Stock which is outstanding and unexercised shall become fully vested and exercisable (whether or not currently exercisable) and at the Effective Time shall be cancelled and all rights thereunder shall be extinguished. The Company shall make payment immediately prior to the Effective Time to each holder of such Company Option of an amount determined by multiplying (x) the number of shares of Company Common Stock underlying such Company Option by (y) the amount by which the Per Share Amount exceeds the exercise price per share of such
Company Option.

     1.8. Assumption of Warrants. At the Effective Time, Parent shall assume and cause to be performed all obligations of the Company under the Company Warrants
(as defined in Section 3.3(a)). Each Company Warrant so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable warrant agreement immediately prior to the Effective Time, except that each outstanding Company Warrant will be exercisable (or will become exercisable in accordance with its terms), for shares of Parent Common Stock and cash in the same proportion that the holders of Company Common Stock receive in the aggregate in the Merger as measured as of the Effective Time. Parent shall use reasonable efforts to cause to become effective at the Effective Time a shelf registration statement on Form S-3 under the Securities Act covering the resale of the ChaseMellon Warrants and Parent
Common Stock issuable upon exercise of the ChaseMellon Warrants and the Bankers
Trust Warrants and shall maintain the effectiveness thereof until the registration requirements set forth in (A) the Warrant Registration Rights
Agreement dated July 12, 2000, by and among iPCS, Inc., Donaldson, Lufkin &
Jenrette Securities Corporation and TD Securities (USA) Inc., and (B) the
Bankers Trust Warrant Agreement expire. At the Effective Time Parent shall also assume all obligations under Section 4(b) of the Sprint Warrant.

     1.9. Restricted Unit Awards. Immediately prior to the Effective Time, the
Company shall take all actions necessary (including but not limited to obtaining any necessary consents) so that each restricted stock unit (a "Restricted Stock
Unit") granted by the Company pursuant to a Company Plan which is outstanding shall be cancelled and all rights thereunder shall be extinguished. The Company shall pay to each holder of Restricted Stock Units an amount in cash equal to the product of (i) the Per Share Amount multiplied by (ii) the number of
Restricted Stock Units held by such holder immediately prior to such cancellation.

     1.10. Alternative Transaction Structures. The parties agree that Parent may change the method of effecting the business combination with the Company, and the Company shall cooperate in such efforts, including by entering into an appropriate amendment to this Agreement (to the extent such amendment only changes the method of effecting the business combination and does not substantively affect the rights and obligations of the parties or their respective stockholders hereunder); provided, however, that no actions taken pursuant to this Section 1.10 shall (i) alter or change the kind or amount of consideration to be issued to holders of the Company Common Stock or the treatment of the Company Options as provided for in this Agreement, (ii)
adversely affect the tax consequences of the transaction to the holders of the
Company Common Stock, (iii) materially delay receipt of any required regulatory approval, or (iv) otherwise cause any closing condition not to be capable of being fulfilled (unless duly waived by the party entitled to the benefits thereof).

     1.11. Certificate of Incorporation. Subject to the terms and conditions of this Agreement, at the Effective Time the Certificate of Incorporation of Merger
Sub shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

     1.12. Bylaws. Subject to the terms and conditions of this Agreement, at the
Effective Time the Bylaws of Merger Sub shall be the Bylaws of the Surviving
Corporation until thereafter amended in accordance with applicable law.

     1.13. Tax Consequences. It is intended that the Merger shall constitute a
"reorganization" within the meaning of Section 368(a) of the Code, and that this
Agreement shall constitute a "plan of reorganization" for the purposes of the
Code.

     1.14. Directors. At and immediately after the Effective Time, the directors of the Surviving Corporation shall consist of the directors of Merger Sub in office immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified.

     1.15. Officers. At and immediately after the Effective Time, the officers of the Surviving Corporation shall consist of the officers of Merger Sub in office immediately prior to the Effective Time.

                                   ARTICLE II
                        DELIVERY OF MERGER CONSIDERATION

     2.1. Election Procedures. Each holder of record of shares of Company Common
Stock ("Holder") as of the record date for the Company Stockholders Meeting shall have the right, subject to the limitations set forth in this Article II, to submit an election in accordance with the following procedures:

          (a) Each Holder may specify in a request made in accordance with the provisions of this Section 2.1 (herein called an "Election") (x) the number of shares of Company Common Stock owned by such Holder with respect to which such Holder desires to make a Stock Election and (y) the number of shares of Company Common Stock owned by such Holder with respect to which such Holder desires to make a Cash Election.

          (b) Parent shall prepare a form reasonably acceptable to the Company
     (the "Form of Election") which shall be mailed to the Company's shareholders entitled to vote at the Company Stockholders Meeting (as hereinafter defined) so as to permit Company's shareholders to exercise their right to make an Election prior to the Election Deadline.

          (c) Parent shall make the Form of Election initially available at the time that the Joint Proxy Statement/Prospectus (as defined herein) is made available to the shareholders of Company, to such shareholders, and shall use all reasonable efforts to make available as promptly as possible a Form of Election to any shareholder of the Company who requests such Form of
     Election following the initial mailing of the Forms of Election and prior to the Election Deadline. In no event shall the Form of Election first be made available less than twenty (20) days prior to the Election Deadline.

          (d) Any Election shall have been made properly only if the Person authorized to receive Elections and to act as exchange agent under this
     Agreement, which Person shall be a bank or trust company designated by
     Parent and reasonably acceptable to the Company (the "Exchange Agent"), pursuant to an agreement (the "Exchange Agent Agreement") entered into prior to the mailing of the Form of Election to Company shareholders and reasonably acceptable to the Company, shall have

     received, by 5:00 p.m. local time in the city in which the principal office of such Exchange Agent is located, on the date of the Election Deadline, a
     Form of Election properly completed and signed and accompanied by Company
     Stock Certificates to which such Form of Election relates or by an appropriate customary guarantee of delivery of such certificates, as set forth in such Form of Election, from a member of any registered national securities exchange or a commercial bank or trust company in the United
     States; provided, that such certificates are in fact delivered to the
     Exchange Agent by the time required in such guarantee of delivery. Failure to deliver shares of Company Common Stock covered by such a guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made Election, unless otherwise determined by Parent, in its sole discretion. As used herein, "Election
     Deadline" means 5:00 p.m. on the date that is the day prior to the date of the Company Stockholders Meeting. Company and Parent shall cooperate to issue a press release reasonably satisfactory to each of them announcing the date of the Election Deadline not more than fifteen (15) business days before, and at least five (5) business days prior to, the Election
     Deadline.

          (e) Any Company shareholder may, at any time prior to the Election
     Deadline, change or revoke his or her Election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Form of Election. Subject to the terms of the Exchange Agent Agreement, if Parent shall determine in its reasonable discretion that any Election is not properly made with respect to any shares of Company Common Stock, such Election shall be deemed to be not in effect, and the shares of Company Common Stock covered by such
     Election shall, for purposes hereof, be deemed to be Non-Election Shares, unless a proper Election is thereafter timely made.

          (f) Any Company shareholder may, at any time prior to the Election
     Deadline, revoke his or her Election by written notice received by the
     Exchange Agent prior to the Election Deadline or by withdrawal prior to the
     Election Deadline of his or her Company Stock Certificate, or of the
     guarantee of delivery of such certificates, previously deposited with the
     Exchange Agent. All Elections shall be revoked automatically if the
     Exchange Agent is notified in writing by Parent or Company that this
     Agreement has been terminated in accordance with Article VIII.

          (g) Subject to the terms of the Exchange Agent Agreement, Parent, in the exercise of its reasonable discretion, shall have the right to make all determinations, not inconsistent with the terms of this Agreement, governing (A) the validity of the Forms of Election and compliance by any
     Company shareholder with the Election procedures set forth herein, (B) the manner and extent to which Elections are to be taken into account in making the determinations prescribed by Sections 1.4 and 1.6, (C) the issuance and delivery of Parent Stock Certificates into which shares of Company Common
     Stock are converted in the Merger and (D) the method of payment of cash for shares of Company Common Stock converted into the right to receive the Cash
     Consideration and cash in lieu of fractional shares of Parent Common Stock where the holder of the applicable Company Stock Certificate has no right to receive whole shares of Parent Common Stock.

     2.2. Deposit of Merger Consideration. At or prior to the Effective Time,
Parent will deposit with the Exchange Agent (i) certificates representing the number of shares of Parent Common Stock sufficient to deliver in a timely manner, and Parent shall instruct the Exchange Agent to timely deliver, the aggregate Stock Consideration, and (ii) immediately available funds equal to the aggregate Cash Consideration and Parent shall instruct the Exchange Agent to timely pay the Cash Consideration, and cash in lieu of fractional shares of
Parent Common Stock where the holder of the applicable Company Stock Certificate has no right to receive whole shares of Parent Common Stock.

     2.3. Delivery of Merger Consideration.

          (a) As soon as reasonably practicable, but no later than seven business days after the Effective Time, the Exchange Agent shall mail to each holder of record of a Company Stock Certificate(s) which immediately prior to the Effective Time represented outstanding shares of Company
     Common Stock whose shares were converted into the right to receive the
     Merger Consideration pursuant to Section 1.4 and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor who did not complete an Election Form, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Company Stock Certificate(s) shall pass, only upon delivery of Company Stock Certificate(s) (or affidavits of loss in lieu of such certificates)) (the "Letter of Transmittal") to the Exchange
     Agent and shall be substantially in such form and have such other provisions as shall be prescribed by the Exchange Agent Agreement and (ii)
     instructions for use in surrendering Company Stock Certificate(s) in exchange for the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section
     2.3(f) and any dividends or distributions to which such holder is entitled pursuant to Section 2.3(c).

          (b) Upon surrender to the Exchange Agent of its Company Stock
     Certificate or Certificates, accompanied by a properly completed Form of
     Election or a properly completed Letter of Transmittal, a holder of Company
     Common Stock will be entitled to receive promptly after the Effective Time the Merger Consideration (elected or deemed elected by it, subject to
     Sections 1.4 and 1.6) in respect of the shares of Company Common Stock represented by its Company Stock Certificate or Certificates. Until so
     surrendered, each such Company Stock Certificate shall represent after the
     Effective Time, for all purposes, only the right to receive the Merger
     Consideration and any cash in lieu of fractional shares of Parent Common
     Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with, and any dividends or distributions to which such holder is entitled pursuant to, this Article II.

          (c) No dividends or other distributions with respect to Parent Common
     Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional

     shares shall be paid to any such holder pursuant to subsection (f) below, and all such dividends, other distributions and cash in lieu of fractional shares of Parent Common Stock shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Company Stock Certificate in accordance with this Article
     II. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Company Stock Certificate there shall be paid to the Holder of a Parent Stock Certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective
     Time theretofore paid with respect to such whole shares of Parent Common
     Stock and the amount of any cash payable in lieu of a fractional share of
     Parent Common Stock to which such Holder is entitled pursuant to subsection
     (f), and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock. Parent shall make available to the Exchange Agent cash for these purposes, if necessary.

          (d) If any portion of the Merger Consideration is to be paid to a
     Person other than the Person in whose name a Company Stock Certificate so surrendered is registered, it shall be a condition to such payment that such Company Stock Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay to the Exchange Agent any transfer or other similar Taxes (as defined herein) required as a result of such payment to a Person other than the registered holder of such Company Stock Certificate, or establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not payable. The Exchange Agent (or, subsequent to the first anniversary of the Effective Time, Parent) shall be entitled to deduct and withhold from the Merger Consideration (including cash in lieu of fractional shares of Parent Common Stock) otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as the
     Exchange Agent or Parent, as the case may be, is required to deduct and withhold under the Code, or any provision of state, local or foreign Tax law, with respect to the making of such payment. To the extent the amounts are so withheld by the Exchange Agent or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Common Stock in respect of whom such deduction and withholding was made by the Exchange Agent or
     Parent, as the case may be.

          (e) After the Effective Time there shall be no further registration or transfers of shares of Company Common Stock. If after the Effective Time,
     Company Stock Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration in accordance with the procedures set forth in this Article II.

          (f) No Parent Stock Certificates representing fractional shares of
     Parent Common Stock shall be issued upon the surrender for exchange of
     Company Stock Certificates; no dividend or distribution by Parent shall relate to such fractional share interests; and such fractional share interests will not entitle the owner thereof to

                                       10

     vote or to any rights as a shareholder of Parent. In lieu of any such fractional shares, each Holder of a Company Stock Certificate who would otherwise have been entitled to receive a fractional share interest in exchange for such Company Stock Certificate shall receive from the Exchange
     Agent an amount in cash equal to the product obtained by multiplying (A)
     the fractional share interest to which such Holder (after taking into account all shares of Company Common Stock held by such holder at the
     Effective Time) would otherwise be entitled by (B) the Parent Closing
     Price. Notwithstanding any other provision contained in this Agreement, funds utilized to acquire fractional shares as aforesaid shall be furnished by Parent on a timely basis and shall in no event be derived from or diminish the Cash Consideration available for distribution as part of the
     Merger Consideration.

          (g) At any time following the first anniversary of the Effective Time,
     Parent shall be entitled to require the Exchange Agent to deliver to it any remaining portion of the Merger Consideration not distributed to holders of
     Company Stock Certificates that was deposited with the Exchange Agent at the Effective Time (the "Exchange Fund") (including any interest received with respect thereto and other income resulting from investments by the
     Exchange Agent, as directed by Parent), and holders shall be entitled to look only to Parent (subject to abandoned property, escheat or other similar laws) with respect to the Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock and any dividends or other distributions with respect to Parent Common Stock payable upon due surrender of their Company Stock Certificates, without any interest thereon. Notwithstanding the foregoing, neither Parent nor the Exchange
     Agent shall be liable to any holder of a Company Stock Certificate for
     Merger Consideration (or dividends or distributions with respect thereto)
     or cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (h) In the event any Company Stock Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the
     Person claiming such Company Stock Certificate(s) to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such Person of a bond in such sum as Parent may reasonably direct as indemnity against any claim that may be made against it or the Surviving
     Corporation with respect to such Company Stock Certificate(s), the Exchange
     Agent will issue the Merger Consideration deliverable in respect of the shares of Company Common Stock represented by such lost, stolen or destroyed Company Stock Certificates.

                                  ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF THE
                                     COMPANY

     3.1. Company Disclosure Schedule. Prior to the execution and delivery of this Agreement, the Company has delivered to Parent a schedule (the "Company
Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of the Company's representations or warranties contained in this Article III, or to one or more of the Company's

                                       11

covenants contained in Section 5.1; provided, however, that notwithstanding anything in this Agreement to the contrary the mere inclusion of an item in the
Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or is reasonably likely to have a Material Adverse Effect (as defined herein) with respect to the Company. Each disclosure set forth in the Company Disclosure
Schedule is identified by reference to, or has been grouped under a heading referring to a specific individual section of this Agreement.

     Except as set forth in the Company Disclosure Schedule, the Company hereby represents and warrants to Parent and Merger Sub as set forth in Sections 3.2 through 3.30:

     3.2. Corporate Organization.

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Corrected
     Amended and Restated Certificate of Incorporation and Amended and Restated
     Bylaws of the Company, copies of which have previously been made available to Parent, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

          (b) The Company (i) has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and (ii) is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

          (c) As used in this Agreement, the term "Material Adverse Effect"
     means, with respect to any party, a material adverse effect on (i) the business, assets, liabilities, cash flows, results of operations or financial condition of such party and its Subsidiaries taken as a whole;
     provided, however, that "Material Adverse Effect" shall not be deemed to include the impact of (A) actions and omissions of such party or any of its
     Subsidiaries taken with the prior written informed consent of the other party in contemplation of the transactions contemplated hereby; (B)
     conditions or effects resulting from the announcement of the existence of this Agreement and the direct effects of compliance with Sections 5.1 or
     5.2 of this Agreement on the operating performance of such party, including expenses incurred in consummating the transactions contemplated hereby; (C)
     changes in program requirements implemented by Sprint PCS (as defined below) which are generally applicable to entities whose sole or predominant business is operating a personal communications service business pursuant to arrangements with Sprint PCS and/or its Affiliates, similar to the
     Parent Sprint Agreements (as defined below); (D) changes resulting from actions required by the Settlement and Mutual

                                       12

     Release dated September 10, 2004 by an among Spring Spectrum L.P., Sprint
     Communications Company L.P., WirelessCo, L.P., the Company and certain of the Company's Affiliates; (E) changes resulting from the requirements of
     Addendum VII to the Company's Sprint PCS Management Agreement and Sprint
     PCS Services Agreement; (F) any actions required to be taken by Parent, the
     Company or any of their respective Affiliates pursuant to Section 3.9 of each Company Indenture (as defined below); (G) changes in laws of general applicability or interpretations thereof by courts or governmental authorities or changes in GAAP, except to the extent any such change adversely affects the referenced party to a materially greater degree than other companies engaged in the same industry or business are affected generally; or (H) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the
     United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States; or (ii) the ability of such party and its
     Subsidiaries to consummate the transactions contemplated hereby or to perform its obligations hereunder; provided that in no event shall a change in the stock price or trading volume of a party, by itself, constitute a
     Material Adverse Effect on such party. For purposes of this Agreement, the word "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

          (d) Each of the Company's Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company's Subsidiaries has the requisite corporate or other power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed qualified, or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. The articles of incorporation, bylaws and similar governing documents of each Subsidiary of the Company, copies of which have previously been made available to Parent, are true, complete and correct copies of such documents as in effect as of the date of this Agreement. As used in this Agreement, (i) the word
     "Subsidiary" when used with respect to any Person means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes and
     (ii) the word "Person" means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

          (e) Each of the Company and its Subsidiaries is qualified, authorized, registered and licensed to do business as a foreign corporation in the jurisdictions identified in Section 3.2(d) of the Company Disclosure
     Schedule. Each of the Company and its Subsidiaries are in good standing as a foreign corporation in each of the jurisdictions identified in Section
     3.2(d) of the Company Disclosure Schedule.

                                       13

          (f) The minute books of the Company and each of its Subsidiaries contain true, complete and accurate records of all meetings and other corporate actions held or taken since December 31, 2002 of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

          (g) Neither the Company nor any of its Subsidiaries is in violation of any provision of its respective certificate of incorporation, bylaws or similar governing document.

     3.3. Capitalization.

          (a) The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share (the "Company Preferred Stock"). As of the date of this Agreement, there are (i) 11,768,258 shares of Company Common Stock issued and outstanding, (ii) 104,756 Restricted Stock Units, each of which represents the right to receive one share of Company Common Stock, (iii) no shares of Company Preferred Stock outstanding or reserved for issuance,
     (iv) no shares of Company Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise, except for (A) 462,381 shares of
     Company Common Stock reserved for issuance pursuant to Company Options granted pursuant to the Company Option Plans and described in Section
     3.3(a) of the Company Disclosure Schedule, (B) 95,070 shares of Company
     Common Stock reserved for issuance pursuant to the warrants issued pursuant to the Warrant Agreement, dated as of July 12, 2000, between iPCS, Inc. and
     ChaseMellon Shareholder Services, L.L.C, as warrant agent (the "ChaseMellon
     Warrants"), which warrants are exercisable at a price of $172.55 per share of Company Common Stock, (C) 36,717 shares of Company Common Stock reserved for issuance pursuant to the warrant, dated July 12, 2000 (the "Sprint
     Warrant Agreement"), issued by iPCS, Inc. to Sprint Spectrum L.P. (the
     "Sprint Warrant"), which warrant is exercisable at a price of $155.30 per share of Company Common Stock, and (D) 3,708 shares of Company Common Stock reserved for issuance pursuant to the warrants issued pursuant to the
     Warrant Agreement, dated as of September 30, 1999 (the "Bankers Trust
     Warrant Agreement"), between the Company and Bankers Trust Company, as warrant agent (the "Bankers Trust Warrants, " and, together with the
     ChaseMellon Warrants and the Sprint Warrant, the "Company Warrants"), which warrants are exercisable at a price of $0.05 per share of Company Common
     Stock, and (v) no shares of Company Common Stock held by the Company in its treasury or by the Company's Subsidiaries. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.
     Except as referred to above or reflected in Section 3.3(a) of the Company
     Disclosure Schedule, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Common Stock or any other equity security or Voting Debt
     (as defined below) of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock or any other equity security or Voting Debt of the Company (including any rights plan or agreement). The names of the optionee of each Company Option, the

                                       14

     date of grant of each Company Option, the number of shares subject to each such Company Option, the expiration date of each such Company Option, and the price at which each such Company Option may be exercised under the
     Company Option Plans are set forth in Section 3.3(a) of the Company
     Disclosure Schedule.

          (b) Section 3.3(b) of the Company Disclosure Schedule sets forth a true and correct list of all of the Subsidiaries of the Company. Except as set forth in Section 3.3(b) of the Company Disclosure Schedule, the Company
     owns, directly or indirectly, all of the issued and outstanding shares of the capital stock (or all of the other equity ownership interests) of each of its Subsidiaries, free and clear of all liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively,
     "Liens"), and all of such shares (or other equity or ownership interests)
     are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security or Voting Debt of such
     Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security or Voting Debt of such Subsidiary. Except as described in Section 3.3(b) of the Company Disclosure Schedule, neither the Company nor any of its
     Subsidiaries owns, directly or indirectly, any interest, or has made any investment in, any partnership, joint venture, corporation, trust or other entity.

          (c) Assuming compliance by Parent with Section 1.4 hereof, at the
     Effective Time, there will not be any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character by which the
     Company or any of its Subsidiaries will be bound calling for the purchase or issuance of any shares of the capital stock or any other equity security or Voting Debt of the Company or any of its Subsidiaries (other than the
     Company Warrants).

          (d) No bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries having the right to vote on any matters on which stockholders may vote ("Voting Debt") are issued or outstanding.

     3.4. Authority; No Violation.

          (a) The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company or its stockholders are necessary to approve this Agreement, and to consummate the Merger and the other transactions contemplated hereby (other than, with respect to the
     Merger, obtaining the approval of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock in accordance with the DGCL, the Corrected Amended and Restated Certificate
     of Incorporation of the Company and the Amended and Restated Bylaws of

                                       15

     the Company (the "Company Stockholder Approval")). This Agreement has been duly and validly executed and delivered by the Company, and (assuming due authorization, execution and delivery by Parent and Merger Sub) this
     Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

          (b) Except as set forth in Section 3.4(b) of the Company Disclosure
     Schedule, neither the execution and delivery of this Agreement by the
     Company, nor the consummation by the Company of the Merger or any of the other transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will (i) violate any provision of the Corrected Amended and Restated Certificate of Incorporation or Amended
     and Restated Bylaws of the Company or the certificate of incorporation,
     Bylaws or similar governing documents of any of its Subsidiaries, or (ii)
     assuming that the consents and approvals referred to in Section 3.5 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the
     Company or any of its Subsidiaries, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any loan, guarantee of indebtedness, note, bond, mortgage, indenture, deed of trust, license, permit, concession, franchise, lease, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except in the case of clauses (x) and (y), for such violations, conflicts, breaches, losses, defaults, terminations, cancellations, accelerations or Liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse
     Effect on the Company.

     3.5. Consents and Approvals. Except for (a) the filing of a notification under the HSR Act (as defined in Section 6.1(b)), (b) the Company Stockholder
Approval, (c) the filing with the Securities and Exchange Commission (the "SEC")
of (i) the Joint Proxy Statement/Prospectus (as defined in Section 6.1(a)
hereof) and (ii) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (d) the consent of Sprint Communications Company, L.P.,
Sprint Spectrum L.P. and WirelessCo, L.P. (collectively, "Sprint PCS") required pursuant to the terms of the Company Sprint Agreements (as defined herein), (e)
such filings, authorizations or approvals as may be set forth in Section 3.5 of the Company Disclosure Schedule, (f) the filing of the Certificate of Merger with the Delaware Secretary under the DGCL, and (g) such consents, approvals, filings or registrations, the failure of which to be made or obtained,

                                       16

individually or in the aggregate, would not reasonably be expected to have a
Material Adverse Effect on the Company, no consents or approvals of, or filings or registrations with, any court, agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are required to be made or obtained by the Company or any of its
Subsidiaries in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the Merger and the other transactions contemplated hereby.

     3.6. Reports. The Company has previously made available to Parent a true, correct and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since December 31, 2002 by the Company with the SEC pursuant to the Securities Act of 1933, as amended (the
"Securities Act") or the Exchange Act (collectively, the "Company Reports"), (b)
written communication between the Company and the SEC since December 31, 2002, and (c) communication mailed by the Company to its stockholders since December
31, 2002, and no such registration statement, prospectus, report, schedule, proxy statement or communication as of its date of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Other than as set forth in Section 3.6 of the Company Disclosure Schedule, the Company has timely filed all Company Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all
Company Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto, including rules and regulations relating to the filing of exhibits thereto. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 and no enforcement action has been initiated against the Company by the SEC relating to disclosures contained in any Company Report.

     3.7. Financial Statements. The Company has previously made available to
Parent copies of (a) the consolidated balance sheets of the Company and its
Subsidiaries as of September 30, 2003 and 2002, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the years in the three-year period ended September 30, 2003, as reported in the
Company's Annual Report on Form 10-K for the fiscal year ended September 30,
2003 filed with the SEC under the Exchange Act (collectively, and including the notes thereto, the "Company Audited Financial Statements"), in each case accompanied by the audit report of KPMG LLP ("KPMG"), independent public accountants with respect to the Company, (b) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2004, and the
related unaudited consolidated statements of operations, stockholders' deficit, and cash flows for each of the years in the three-year period ended September
30, 2004 (collectively, and including the notes thereto, the "Company 2004
Financial Statements"), as presented in the Company's draft Annual Report on
Form 10-K (the "Company Draft 10-K") for the fiscal year ended September 30,
2004 delivered by the Company prior to the date hereof to Parent, and (c) the unaudited condensed consolidated balance sheet of the Company and its
Subsidiaries as of June 30, 2004 and the related unaudited condensed consolidated statements of operations for the quarters

                                       17

and nine months ended June 30, 2004 and 2003, and statements of cash flows for the nine months ended June 30, 2004 and 2003, as reported in the Company's
Quarterly Report on Form 10-Q for the period ended June 30, 2004 filed with the
SEC under the Exchange Act (together with the Company Audited Financial
Statements and the Company 2004 Financial Statements, the "Company Financial
Statements"). The Company Financial Statements (including the related notes, where applicable) fairly present in all material respects, and the financial statements to be filed by the Company with the SEC after the date of this
Agreement will fairly present in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof, and the results of their operations and their cash flows for the fiscal periods set forth therein (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount); each of such statements (including the related notes, where applicable) complies, and the financial statements to be filed by the Company with the SEC after the date of this Agreement will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto at the date of their filing; and each of such statements (including the related notes, where applicable) has been, and the financial statements to be filed by the Company with the SEC after the date of this Agreement will be, prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, except for normal period-end adjustments that are not material The 2004 Form 10-K (as defined in Section 7.2(d)) shall be consistent in all material respects with the Company Draft 10-K. The books and records of the Company and its Subsidiaries have been, and are being, maintained in accordance with GAAP and all other applicable legal and accounting requirements and reflect only actual transactions. KPMG has not resigned or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     3.8. No Undisclosed Liabilities. Except (a) as disclosed in the Company
Financial Statements and the Company Draft 10-K, (b) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice of the Company since September 30, 2003, and (c) liabilities that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries has any liability or obligation of any nature, whether or not absolute, accrued, contingent or otherwise.

     3.9. Absence of Certain Changes or Events.

          (a) Except (i) as set forth in Section 3.9(a) of the Company
     Disclosure Schedule or (ii) as disclosed in any Company Report filed with the SEC prior to the date of this Agreement, since September 30, 2003, there has been no change or development or combination of changes or developments which, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on the Company.

                                       18

          (b) Except as set forth in Section 3.9(b) of the Company Disclosure
     Schedule or as disclosed in any Company Report filed with the SEC prior to the date of this Agreement, since September 30, 2003, the Company and its
     Subsidiaries have carried on their respective businesses in all material respects only in the ordinary and usual course of business consistent with their past practices.

          (c) Except as set forth in Section 3.9(c) of the Company Disclosure
     Schedule or as disclosed in any Company Report filed with the SEC prior to the date of this Agreement, since September 30, 2003, neither the Company nor any of its Subsidiaries has (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any officer or director from the amount thereof in effect as of September
     30, 2003 (which amounts have been previously disclosed to Parent), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus, (ii) declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock,
     (iii) effected or authorized any issuance, split, combination or reclassification of any of the Company's capital stock or issued any other securities in respect of, in lieu of or in substitution for shares of the
     Company's capital stock, except for issuances of Company Common Stock upon the exercise of Company Options awarded prior to the date hereof in accordance with their terms, (iv) changed any accounting methods (or underlying assumptions), principles or practices of the Company or its
     Subsidiaries affecting its assets, liabilities or businesses, including any reserving, renewal or residual method, practice or policy, (v) made any Tax election or changed any Tax election, amended any Tax Returns or entered into any settlement or compromise of any income tax liability of the
     Company or its Subsidiaries or entered into any closing agreement with respect to Taxes, (vi) created, incurred, assumed, or suffered to exist any indebtedness or issued debt securities or assumed, guaranteed, endorsed or otherwise as an accommodation became responsible for the obligations of any
     Person; (vii) granted any equity compensation to any officer, director, employee or consultant of the Company or any of its Subsidiaries, or (viii)
     made any agreement or commitment (contingent or otherwise) to do any of the foregoing.

     3.10. Property.

          (a) Each of the Company and its Subsidiaries has good and marketable title, free and clear of all Liens to all of the properties and assets, real and personal, tangible or intangible, which are reflected on the audited consolidated balance sheet of the Company as of September 30, 2003 or acquired after such date, except for (i) Liens under the Company
     Indentures, (ii) Liens for taxes not yet due and payable or contested in good faith by appropriate proceedings, (iii) pledges to secure deposits and other Liens incurred in the ordinary course of business, (iv) such imperfections of title, easements and encumbrances, if any, as do not interfere with the use of the property as such property is used on the date of this Agreement, (v) dispositions of and encumbrances on such properties or assets in the ordinary course of business consistent with past practice or (vi) mechanics', materialmen's, workmen's, repairmen's, warehousemen's, carrier's and other similar Liens and encumbrances arising in the

                                       19

     ordinary course of business (the items in clauses (i), (ii), (iii), (iv)
     and (vi) collectively, the "Company Permitted Liens").

          (b) Section 3.10(b) of the Company Disclosure Schedule sets forth an accurate and complete list and description of all real property owned by the Company or any of its Subsidiaries and all buildings and improvements thereon.

     3.11. Leases.

          (a) Section 3.11(a) of the Company Disclosure Schedule contains an accurate and complete list of each lease pursuant to which the Company or any of its Subsidiaries leases any real or personal property (excluding leases relating solely to personal property calling for rental or similar periodic payments not exceeding $50,000 per annum) (each a "Company
     Lease"). A true and complete copy of each Company Lease has heretofore been made available to Parent.

          (b) Each Company Lease is valid, binding and enforceable against the
     Company and each of its Subsidiaries that is a party thereto in accordance with its terms and, to the knowledge of the Company, is in full force and effect. The leasehold estate created by each Company Lease of real property
     (a "Company Leased Premise") is free and clear of all encumbrances other than Company Permitted Liens. There are no existing defaults by the Company or any of its Subsidiaries under any of the Company Leases in any material respect, and to the knowledge of the Company no event has occurred that
     (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default under any Company
     Lease. The Company has received no notice, and has no other reason to believe, that any lessor under any Company Lease will not consent (where such consent is necessary) to the consummation of the Merger without requiring any material modification of the rights or obligations of the lessee thereunder.

          (c) With respect to leases or licenses of tower space to which the
     Company or any of its Subsidiaries is a party ("Company Tower Leases"), (A)
     to the knowledge of the Company there are no applications, ordinances, petitions, resolutions or other matters pending before any governmental agency having jurisdiction to act on zoning changes that would prohibit or make nonconforming the use of any of the Company Leased Premises by the
     Company or any of its Subsidiaries, (B) either the Company or one of its
     Subsidiaries has good and valid easement rights providing reasonable access and utilities to and from the Company Leased Premises under the Company
     Tower Leases, (C) neither the Company nor any of its Subsidiaries has voluntarily granted any, or is a party to any agreement providing for, or has knowledge of any, easements, conditions, restrictions, reservations, rights or options that would materially and adversely affect the use of any of the Company Leased Premises under the Company Tower Leases for the same purposes and uses as such Company Leased Premises have been used by the
     Company or any of its Subsidiaries, except for Company Permitted Liens.

                                       20

     3.12. Environmental Matters. Except as it has not had and would not reasonably be expected to have, individually or in the aggregate, a Material
Adverse Effect on the Company or as set forth in Section 3.12 of the Company
Disclosure Schedule:

          (a) The Company and each of its Subsidiaries (1) are in compliance with all, and, to the knowledge of the Company, are not subject to any liability with respect to any, applicable Environmental Laws, (2) hold or have applied for all Environmental Permits necessary to conduct their current operations and (3) are in compliance with their respective
     Environmental Permits and such Environmental Permits are in full force and effect.

          (b) Neither the Company nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries is in violation of any
     Environmental Law or liable for remediation, cost recovery or contribution under CERCLA.

          (c) Neither the Company nor any of its Subsidiaries (1) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with
     Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous
     Materials and, to the knowledge of the Company, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, or (2) is an indemnitor in connection with any claim threatened or asserted in writing by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous
     Materials.

          (d) None of the real property owned or leased by the Company or any
     Company Subsidiary is listed or, to the knowledge of the Company, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

          (e) To the knowledge of the Company, there are no underground storage tanks or above-ground storage tanks located on any Company Real Property which are now, or in the past were, used to store Hazardous Materials.
     "Company Real Property" shall mean all real property (i) that is owned or used by the Company or any of its Subsidiaries or that is reflected as an asset of the Company or any of its Subsidiaries on the audited balance sheet of the Company as of September 30, 2003 and (ii) formerly owned or operated by the Company or its Subsidiaries.

          (f) For purposes of this Agreement:

     "CERCLA" means the Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended as of the date hereof.

     "Environmental Laws" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, treaty, writ or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order,

                                       21

consent decree, judgment, stipulation, injunction, authorization, policy, opinion, or agency requirement, in each case having the force and effect of law, relating to the pollution, protection, investigation or restoration of the environment, historic preservations, or health and safety as affected by the environment or natural resources, including, without limitation, the National
Environmental Policy Act of 1969, as amended as of the date hereof, the National
Historic Preservation Act, and those relating to the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials or noise, odor, wetlands, pollution or contamination.

     "Environmental Permits" means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

     "Hazardous Materials" means (a) any petroleum, petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

     3.13. Certain Contracts.

          (a) Except for any contract, agreement, arrangement or understanding described in clauses (i), (iii), (iv), (v), (vii), (xii), (xiii), (xv),
     (xvi) and (xix) that provide for aggregate payments to any Person in any calendar year of less than $100,000, Section 3.13(a) of the Company
     Disclosure Schedule contains a complete and accurate list of each of the following:

               (i) any agreement entered into by the Company or any of its
          Subsidiaries relating to indebtedness, liability for borrowed money or the deferred purchase price of property (excluding trade payables in the ordinary course of business) or any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person
          (other than the endorsement of negotiable instruments for collection in the ordinary course of business);

               (ii) any agreement that contains restrictions with respect to payment of dividends or any other distribution in respect of the equity of the Company or any of its Subsidiaries;

               (iii) any letters of credit or similar arrangements relating to the Company or any of its Subsidiaries;

               (iv) any employment agreements with any officer, director or employee of the Company or any of its Subsidiaries or other Person on a consulting basis;

                                       22

               (v) any management, consulting or advisory agreements, or
          severance plans or arrangements for any present or former employee of the Company or any of its Subsidiaries;

               (vi) any non-disclosure agreements and non-compete agreements binding present and former employees of the Company or any of its
          Subsidiaries;

               (vii) any agreement under which the Company or any of its
          Subsidiaries is lessor of or permits any third party to hold or operate any property, real or personal;

               (viii) any agreement relating to the acquisition or divestiture of the capital stock or other equity securities, assets or business of any Person involving the Company or any of its Subsidiaries or pursuant to which or the Company or any of its Subsidiaries has any liability, contingent or otherwise;

               (ix) any powers of attorney granted by or on behalf of the
          Company or any of its Subsidiaries;

               (x) any agreement, other than agreements entered into in the ordinary course of the Company's or any of its Subsidiaries' business consistent with past practice, which prevents the Company or any of its Subsidiaries from disclosing confidential information;

               (xi) any agreement which in any way purports to prohibit the
          Company or any of its Subsidiaries from freely engaging in business anywhere in the world or competing with any other Person;

               (xii) any sales distribution agreements, franchise agreements and advertising agreements relating to the Company or any of its
          Subsidiaries;

               (xiii) any warranty, guaranty or other similar undertaking with respect to a contractual performance extended by the Company or any of its Subsidiaries;

               (xiv) any agreement pursuant to which the Company or any of its
          Subsidiaries has agreed to defend, indemnify or hold harmless any other Person, other than Company Tower Leases;

               (xv) any agreement pursuant to which the Company or any of its
          Subsidiaries has agreed to settle any liability for Taxes;

                                       23

               (xvi) any agreement pursuant to which the Company has agreed to shift or allocate the liability of the Company, any of its
          Subsidiaries or any other Person for Taxes;

               (xvii) any agreement pursuant to which the Company may be
          required to file a registration statement under the Securities Act with respect to any securities issued by the Company or any of its
          Subsidiaries;

               (xviii) any joint venture agreement or partnership agreement;

               (xix) any private label or other resale arrangement;

               (xx) any construction contract or construction management
          contracts;

               (xxi) any agreement between the Company or any of its
          Subsidiaries, on the one hand, and any of their respective stockholders, on the other hand; and

               (xxii) any other agreement to which the Company or any of its
          Subsidiaries is a party or by which the Company or any of its
          Subsidiaries is bound and which is material to the Company and its
          Subsidiaries taken as a whole.

          (b) Each contract, arrangement, commitment or understanding of any type or form described in Section 3.13(a), whether or not set forth in
     Section 3.13(a) of the Company Disclosure Schedule, is referred to herein as a "Company Contract."

          (c) With respect to each Company Contract, except as it has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company: (i) the Company
     Contract is in full force and effect and is valid and binding on the
     Company (or, to the extent a Subsidiary of the Company is a party, such
     Subsidiary) and, to the knowledge of the Company, any other party thereto,
     (ii) neither the Company or any of its Subsidiaries is in breach or default under any Company Contract, (iii) neither the Company nor any of its
     Subsidiaries knows of, or has received notice of, any violation or default under (nor, to the knowledge of the Company, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Company Contract by any other party thereto. The Company has made available to Parent a true and complete copy of each Company Contract.

          (d) Neither the Company nor any of its Subsidiaries is a party to any oral contract, agreement, or other arrangement or understanding which, if reduced to written form, would be required to be listed on Section 3.13(a)
     of the Company Disclosure Schedule under the terms of this Section 3.13(d).

                                       24

     3.14. Distributors and Suppliers. Except as set forth on Section 3.14 of the Company Disclosure Schedule, since September 30, 2003 there has not been any material adverse change in the business relationship of the Company or any of its Subsidiaries with any distributor who accounted for more than 2% of the
Company's and its Subsidiaries' sales (on a consolidated basis) during the period from September 30, 2003 to September 30, 2004, or with any supplier from whom the Company or any of its Subsidiaries purchased more than 5% of the goods or services (on a consolidated basis) which it purchased during the period from
September 30, 2003 to September 30, 2004. Except as set forth in Section 3.14 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has knowledge of any termination or intended termination by any such 2%
distributor or 5% supplier of its business relationship with the Company or any of its Subsidiaries or any modification or intended modification of its business relationship with the Company or any of its Subsidiaries in a manner which is adverse in any material respect to the Company and its Subsidiaries taken as a whole, and neither the Company nor any of its Subsidiaries has knowledge of any facts which would reasonably be expected to form an adequate basis for such termination or modification.

     3.15. Insurance. The Company and its Subsidiaries maintain with reputable insurers insurance and indemnity bonds providing coverage for the Company and its Subsidiaries against all risks normally insured and bonded against by companies in similar lines of business as the Company and its Subsidiaries.
Section 3.15 of the Company Disclosure Schedule lists the material insurance policies, binders or bonds maintained by the Company or any of its Subsidiaries as of the date of this Agreement. All premiums required to be paid with respect thereto covering all periods up to and including the Closing Date have been, or shall in the ordinary course be, paid. No notice of cancellation or termination has been received with respect to any such policy as of the date hereof, and all such insurance policies are in full force and effect and will remain in full force and effect up to and including the Closing Date and all claims thereunder have been filed in due and timely fashion.

     3.16. Legal Proceedings.

          (a) Except as set forth in Section 3.16 of the Company Disclosure
     Schedule, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Company's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or any of its Subsidiaries or, to the knowledge of the Company, any of the
     Company's or its Subsidiaries' current or former directors or officers or any other Person whom the Company or its Subsidiaries has agreed to indemnify, as such, or challenging the validity or propriety of the transactions contemplated by this Agreement as to which there is reasonable possibility of adverse determination and which, if adversely determined, would, individually or in the aggregate, reasonably be expected to have a
     Material Adverse Effect on the Company. To the knowledge of the Company, no event has occurred, and no state of facts exists, that could reasonably be expected to result in any such action, suit or proceeding.

                                       25

          (b) There is no injunction, order, judgment, decree or regulatory restriction imposed upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries, which, individually or in the aggregate, has had or would reasonably be expected to have, a Material
     Adverse Effect on the Company.

     3.17. Compliance with Applicable Law.

          (a) Except for the Sprint Licenses (as defined below), the Company and each of its Subsidiaries hold, and have at all times held, all licenses, franchises, permits, certificates, approvals and authorizations (each a
     "Company Permit") necessary for the lawful conduct of their respective businesses and the lawful ownership, use and operation of its assets, as presently conducted and used, and neither the Company nor any of its
     Subsidiaries knows of, or has received notice of, any violation of any
     Company Permit, except where the failure to have any such Company Permit or such violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

          (b) The Company and each of its Subsidiaries are in compliance with and are not in default under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to the Company or any of its Subsidiaries, except where any failure to be in compliance with the terms thereof individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

          (c) Except as set forth in Section 3.17 of the Company Disclosure
     Schedule, the Company has no knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before the Federal Communications Commission (the "FCC") or any other Governmental Entity or of any other proceedings of or before the
     FCC or any other Governmental Entity relating to the Company or any of its
     Subsidiaries or to any authorizations under which the Company conducts its business, not including personal communications service licenses held by
     Sprint PCS or its Affiliates (the "Sprint Licenses"). No proceedings are pending or, to the knowledge of the Company, threatened to revoke or limit any material Company Permits or any of the Sprint Licenses.

          (d) To the knowledge of the Company, no event has occurred which (i)
     results in, or after notice or lapse of time or both could reasonably be expected to result in, revocation, suspension, adverse modification, non-renewal, impairment, restriction or termination of, or order of forfeiture or substantial fine with respect to, any material Company
     Permits or the Sprint Licenses, or (ii) affects or could reasonably be expected in the future to affect any of the rights of the Company or its
     Subsidiaries under any material Company Permits or any of the rights of
     Sprint PCS or its Affiliates under the Sprint Licenses. No facts are known to the Company or the Company Subsidiaries which if known by a Governmental
     Entity of competent jurisdiction would present a substantial risk that any material Company Permit could be revoked, suspended, adversely modified, not renewed, impaired, restricted, terminated, forfeited or a substantial fine imposed against the Company or any of the Company Subsidiaries, and

                                       26

     neither the execution by the Company of this Agreement nor the consummation of the Merger or any of the other transactions contemplated by this
     Agreement is reasonably likely to result in the occurrence of any of the consequences set forth in this Section 3.17(d).

     3.18. Employees.

          (a) Section 3.18(a) of the Company Disclosure Schedule sets forth a true and complete list of each deferred compensation, incentive compensation, equity compensation, severance, health or other "welfare"
     plan, fund or program (within the meaning of section 3(1) of the Employee
     Retirement Income Security Act of 1974, as amended ("ERISA")); "pension"
     plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to or was entered into by the Company, any of its Subsidiaries or by any trade or business, whether or not incorporated, that together with the Company would be deemed a "single employer" within the meaning of Section
     4001(b)(1) of ERISA (a "Company ERISA Affiliate"), for the benefit of any current or former employee of the Company, any Subsidiary or any ERISA
     Affiliate (the "Company Plans").

          (b) The Company has heretofore made available to Parent true and complete copies of each of the Company Plans, all amendments thereto and all other related documents, including but not limited to (i) the most recent Form 5500 and related exhibits and reports for such Company Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the Internal Revenue Service (if applicable) for such Company Plan.

          (c) Except as set forth in Section 3.18(c) of the Company Disclosure
     Schedule: (i) each of the Company Plans has been operated and administered in material compliance with its terms and applicable law, including but not limited to ERISA and the Code; (ii) each of the Company Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS to that effect and to the knowledge of the Company there exists no circumstance reasonably likely to result in the revocation of any such favorable determination letter; (iii) no Company Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company, its Subsidiaries or any
     Company ERISA Affiliate beyond their retirement or other termination of service, other than (w) coverage mandated by applicable law, (x) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits accrued as liabilities on the books of the Company, its
     Subsidiaries or Company ERISA Affiliates or (z) benefits which are fully insured or the full cost of which is borne by the current or former employee (or his beneficiary); (iv) no Company Plan is subject to Section
     302 or Title IV of ERISA, no liability under Title IV of ERISA has been incurred by the Company, its Subsidiaries or any Company ERISA Affiliate
     that has not been satisfied in full, and neither the Company, its
     Subsidiaries nor any Company ERISA Affiliate has any contingent liability under Title IV of ERISA; (v) no Company Plan is a "multiemployer pension plan," as that term is defined in Section 3(37) of ERISA; (vi) all contributions or other amounts payable by the Company, its Subsidiaries or any Company ERISA

                                       27

     Affiliate as of the Effective Time with respect to each Company Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP; (vii) neither the Company, its Subsidiaries, any
     Company ERISA Affiliate, any Company Plan, any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which the
     Company, its Subsidiaries or any Company ERISA Affiliate reasonably could be subject to either a civil penalty assessed pursuant to Section 409 or
     502(i) of ERISA or a tax imposed pursuant to Section 4975, 4976 or 4980B of the Code; (viii) there are no pending, or, to the best knowledge of the
     Company, threatened or anticipated claims or proceedings (other than routine claims for benefits) by, on behalf of or against any of the Company
     Plans or any trusts related thereto; (ix) the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with any other event, (y) entitle any current or former employee, officer, director or consultant of the Company or any Company
     ERISA Affiliate to severance pay, termination pay or any other payment or benefit or (z) accelerate the time of payment or vesting or increase the amount or value of compensation or benefits due any such employee, officer, director or consultant; and (x) no amounts payable under the Company Plans will fail to be deductible for federal income tax purposes by virtue of
     Section 280G of the Code.

     3.19. Taxes.

          (a) Except as set forth in Section 3.19(a) of the Company Disclosure
     Schedule, each of the Company, and its Subsidiaries has (i) duly and timely filed (including applicable extensions granted without penalty) all Tax
     Returns (as hereinafter defined) required to be filed at or prior to the
     Effective Time, and such Tax Returns are true, correct and complete in all material respects, and (ii) paid in full or made adequate provision in the financial statements of the Company (in accordance with GAAP) for all Taxes
     (as hereinafter defined) due to be paid or accrued at or prior to the
     Effective Time. No deficiencies for any Taxes have been proposed, asserted, assessed or, to the knowledge of the Company, threatened against or with respect to the Company, or any of its Subsidiaries. Except as set forth in
     Section 3.19(a) of the Company Disclosure Schedule, (i) there are no liens for Taxes upon the assets of either the Company or its Subsidiaries except for statutory liens for current Taxes not yet due, (ii) neither the
     Company, nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding, (iii) with respect to each taxable period of the Company, and its Subsidiaries, (A) the federal and state income Tax Returns of the Company and its Subsidiaries have been audited by the Internal Revenue Service or appropriate state tax authorities, (B) the time for assessing and collecting income Tax with respect to such taxable period has closed and such taxable period is not subject to review, or (C)
     the time for assessing and collecting income Tax with respect to such taxable period has not closed, but no audit or review of such taxable period has yet been initiated or threatened, (iv) neither the Company nor any of its Subsidiaries has filed or been included in a combined, consolidated or unitary

                                       28

     income Tax Return other than one in which the Company was the parent of the group filing such Tax Return, (v) neither the Company nor any of its
     Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes (other than the allocation of federal income taxes as provided by Regulation 1.1552-1(a)(1) under the Code), (vi) neither the
     Company nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code (or any similar or corresponding provision or requirement of state, local or foreign income
     Tax law), by reason of the voluntary change in accounting method (nor has any taxing authority proposed any such adjustment or change of accounting method), (vii) neither the Company nor its Subsidiaries has any liability for Taxes of any Person (other than a liability of the Company for Taxes of any of its Subsidiaries or a liability of any of the Company's Subsidiaries for Taxes of the Company) under Regulation 1.1502-6 or 1.1502-78(b)(2)
     under the Code (or similar provisions of state, local or foreign law), as a transferee or successor, by contract or otherwise, and (viii) neither the
     Company nor any of its Subsidiaries has made any payment or may be obligated to make any payment (by contract or otherwise) which will not be deductible by reason of Section 280G or Section 162(m) of the Code.

          (b) For the purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United
     States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto. For purposes of this
     Agreement, "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

     3.20. Sprint Agreement Compliance.

          (a) Neither the Company nor any of its Subsidiaries has violated or failed to meet any deadline or requirement in the Company Sprint
     Agreements, except as has been remedied, waived or modified prior to the date hereof and previously disclosed to Parent. Section 3.20(a) of the
     Company Disclosure Schedule sets forth the extent of the Company's progress in the completion of its build-out and network launch as of the date of this Agreement.

          (b) Section 3.20(b) of the Company Disclosure Schedule sets forth a list of all agreements between the Company, its Subsidiaries or any of its
     Affiliates, on the one hand, and Sprint PCS and any of its Affiliates, on the other hand (collectively, the "Company Sprint Agreements"). There are no unwritten amendments to, or waivers under, any Company Sprint Agreement.

          (c) The Company Sprint Agreements are valid, binding and enforceable against the Company (or, to the extent a Subsidiary of the Company is a party, such Subsidiary), in accordance with their respective terms, and shall be in full force and effect without penalty in accordance with their terms upon consummation of the Merger and the other transactions contemplated by this Agreement, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or

                                       29

     other laws affecting creditors' rights generally and limitations on the availability of equitable remedies. The Company and its Subsidiaries have performed in all material respects all obligations required to be performed by them under, and they are not in default under or in breach of, nor in receipt of any claim of default or breach under, any of the Company Sprint
     Agreements. To the knowledge of the Company, no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company or any Subsidiary, or would permit termination or modification by the Company, Sprint PCS or any of its Affiliates, under any of the Company Sprint Agreements. Neither the Company nor any of its Subsidiaries has knowledge of any cancellation or anticipated cancellation by Sprint PCS or any of its Affiliates of any of the Company Sprint Agreements. The Company has provided Parent with copies of all written notices (excluding e-mail messages) received by it from Sprint PCS during the last six months (i) delivered pursuant to the official notice provisions of any of the Company Sprint Agreements or (ii)
     alleging a material breach of any of the Company Sprint Agreements.

     3.21. Intellectual Property.

          (a) "Intellectual Property" means all intellectual property or other proprietary rights of every kind, including all domestic or foreign patents, patent rights, domestic or foreign patent applications, inventions
     (whether or not patentable), processes, products, technologies, discoveries, copyrightable and copyrighted works, apparatus, trade secrets, trademarks, trademark registrations and applications, service marks, service mark registrations and applications, trade names, trade dress, copyright registrations, customer lists, confidential marketing and customer information, licenses, confidential technical information, software, inventions (whether or not patentable) and all documentation thereof.

          (b) The Company owns or has the right to use, whether through licensing or otherwise, and to authorize others to use, all Intellectual
     Property significant to the businesses of the Company and its Subsidiaries in substantially the same manner as such businesses are conducted on the date hereof ("Company Material Intellectual Property"). Except as set forth in Section 3.21 of the Company Disclosure Schedule: (1) no written claim of invalidity or conflicting ownership rights with respect to any Company
     Material Intellectual Property has been made by a third party and no such
     Intellectual Property is the subject of any pending or, to the Company's knowledge, threatened action, suit, claim, investigation, arbitration or other proceeding; (2) no Person or entity has given notice to the Company or any of its Subsidiaries that the use of any Company Material
     Intellectual Property by the Company, any Company Subsidiary or any
     licensee is infringing or has infringed any domestic or foreign patent, trademark, service mark, trade name, or copyright or design right, or that the Company, any of its Subsidiaries or any licensee has misappropriated or improperly used or disclosed any trade secret, confidential information or know-how; (3) to the Company's knowledge after due inquiry for such purpose, the making, using, selling, manufacturing, marketing, licensing, reproduction, distribution, or publishing of any process, machine, manufacture or product related to any Company Material Intellectual
     Property, does not and will not infringe any domestic or foreign patent, trademark, service mark, trade name, copyright

                                       30

     or other intellectual property right of any third party, and does not and will not involve the misappropriation or improper use or disclosure of any trade secrets, confidential information or know-how of any third party; (4)
     to the Company's knowledge, there exists no prior act or current conduct or use by the Company, any of its Subsidiaries or any third party that would void or invalidate any Company Material Intellectual Property; (5) to the
     Company's knowledge, no other Person is interfering with, infringing upon, misappropriating or otherwise coming into conflict with any Company
     Material Intellectual Property; and (6) the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and thereby will not breach, violate or conflict with any instrument or agreement concerning any Company Material
     Intellectual Property, will not cause the forfeiture or termination of or give rise to a right of forfeiture or termination of any of the Company
     Material Intellectual Property, or trigger additional fees or transfer costs payable by the Company or any of its Subsidiaries with respect to, or impair the right of the Surviving Corporation to make, use, sell, license or dispose of, or to bring any action for the infringement of, any Company
     Material Intellectual Property. In addition, the matters disclosed on
     Section 3.21 of the Company Disclosure Schedule would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

     3.22. Labor Matters.

          (a) Except to the extent set forth in Section 3.22 of the Company
     Disclosure Schedule, (i) there is no labor strike, slowdown, stoppage or lockout actually pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries and during the past three years there has not been any such action; (ii) to the knowledge of the Company, there is no union claims to represent the employees of the
     Company or any of its Subsidiaries; (iii) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association; (iv) none of the employees of the Company or any of its Subsidiaries is represented by any labor organization and the Company does not have any knowledge of any current union organizing activities among the employees of the Company or any of its Subsidiaries, nor does any question concerning representation exist concerning such employees; (v) there are no written personnel policies, rules or procedures applicable to employees of the Company or any of its Subsidiaries, other than those set forth in Section 3.22 of the
     Company Disclosure Schedule, true and correct copies of which have heretofore been delivered to Parent; (vi) there is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened before the National Labor
     Relations Board or any similar state agency; and (vii) there is no grievance arising out of any collective bargaining agreement or other grievance procedure. Within the last five years, neither the Company nor any of its Subsidiaries has effectuated (i) a "plant closing" (as defined in the Worker Adjustment and Retraining Notification Act (the "WARN Act")
     affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries; or (ii) a "mass layoff" (as defined in the WARN Act)
     affecting any site of employment or facility of the Company or any of its
     Subsidiaries. Except as

                                       31

     set forth in Section 3.22 of the Company Disclosure Schedule, none of the
     Company's or its Subsidiaries' employees has suffered an "employment loss"
     (as defined in the WARN Act) within the period 90 days prior to date of this Agreement.

     3.23. Reorganization. As of the date of this Agreement, the Company has no reason to believe that the Merger will fail to qualify as a reorganization under
Section 368(a) of the Code. As of the date of this Agreement, the Company knows of no reason why it will be unable to deliver to Winston & Strawn LLP and to
Skadden, Arps, Slate, Meagher & Flom LLP representation letters with respect to the Company in form and substance sufficient to enable such counsel to render the opinions required by Sections 7.2(c) and 7.3(c) hereof.

     3.24. Broker's Fees. Except as set forth on Section 3.24 of the Company
Disclosure Schedule, neither the Company nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or any of the transactions contemplated by this
Agreement, except that the Company has engaged, and will pay a fee or commission to, Banc of America LLC (the "Company Advisor") in accordance with the terms of the letter agreement between the Company and the Company Advisor, a true, complete and correct copy of which has previously been delivered by the Company to Parent.

     3.25. Opinion. Prior to the execution of this Agreement, the Company has received an opinion from the Company Advisor to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Merger
Consideration is fair, from a financial point of view, to the holders of Company
Common Stock and such opinion has not been amended or rescinded as of the date of this Agreement.

     3.26. Related Party Transactions. Except as set forth on Section 3.26 of the Company Disclosure Schedule, to the knowledge of the Company, no officer or director of the Company or any of its Subsidiaries owns or holds, directly or indirectly, any interest in (excepting holdings solely for passive investment purposes of securities of publicly held and traded entities constituting less than 5% of the equity of any such entity), or is an officer, director, employee or consultant of any Person that is, a competitor, lessor, lessee or supplier of the Company or which conducts a business similar to any business conducted by the Company. No officer or director of the Company or any of its Subsidiaries
(a) owns or holds, directly or indirectly, in whole or in part, any Intellectual
Property used by the Company or any of its Subsidiaries, (b) to the knowledge of the Company has any claim, charge, action or cause of action against the Company or any of its Subsidiaries, except for claims for reasonable unreimbursed travel or entertainment expenses, accrued vacation pay or accrued benefits under any employee benefit plan existing on the date hereof, (c) to the knowledge of the
Company, has made, on behalf of the Company or any of its Subsidiaries, any payment or commitment to pay any commission, fee or other amount to, or to purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any other Person of which any officer or director of the Company or any of its Subsidiaries is a partner or

                                       32

shareholder (except holdings solely for passive investment purposes of securities of publicly held and traded entities constituting less than 5% of the equity of any such entity), (d) owes any money to the Company or any of its
Subsidiaries or (e) has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company or any of its Subsidiaries.

     3.27. Company Information. The information relating to the Company and its
Subsidiaries which is provided in writing (including transmission via e-mail) to
Parent by the Company or any of its representatives for inclusion in the Joint
Proxy Statement/Prospectus and the Form S-4, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

     3.28. Company Indentures.

          (a) Neither the Company nor any of its Subsidiaries has made any
     "Restricted Payments" pursuant to, nor has any of them otherwise utilized any of the capacity provided for under, clause (11) of Section 4.7 of the
     October Indenture or clause (7) of Section 4.7 of the February Indenture.

          (b) For purposes of this Agreement, "Company Indentures" means, collectively, (i) the Indenture, dated as of October 25, 2004, related to the $175,000,000 aggregate principal amount First Priority Senior Secured
     Floating Rate Notes due 2011 issued by the Company (the "October
     Indenture"), and (ii) the Indenture, dated as of February 20, 2004, related to the $159,034,600 aggregate principal amount 9.375% Senior Subordinated
     Secured Notes due 2009 issued by the Company (the "February Indenture").

          (c) No "Event of Default" (as defined in each of the Company
     Indentures) has occurred and is continuing under either of the Company
     Indentures and neither the Company nor any of its Subsidiaries has previously received a waiver of any Event of Default under either of the
     Company Indentures.

     3.29. Anti-Takeover Provisions. Assuming the accuracy of the representation and warranty set forth in Section 4.25, the Board of Directors of the Company has approved the transactions contemplated by this Agreement such that the provisions of Section 203 of the DGCL and Article VIII of the Company's Amended
and Restated Certificate of Incorporation will not apply to this Agreement or any of the transactions contemplated hereby. No other "moratorium," "control share," "fair price" or other antitakeover laws are applicable to the Merger or any of the other transactions contemplated by this Agreement.

     3.30. Disclosure Controls and Procedures. The Company and its Subsidiaries
have designed and maintain a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act)
sufficient to provide reasonable assurances regarding the reliability of financial reporting and the

                                       33

preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company (A) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and
15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the
Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms and is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure, and (B) has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date hereof, to the Company's auditors and the audit committee of the Company's
Board of Directors (1) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company's ability to record, process, summarize and report financial information and (2)
any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting. The Company has made available to Parent a summary of any such disclosure made by management to the Company's auditors and audit committee since October 1, 2002.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF PARENT

     4.1. Parent Disclosure Schedule. Prior to the execution and delivery of this Agreement, Parent has delivered to the Company a schedule (the "Parent
Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of
Parent's representations or warranties contained in this Article IV, or to one or more of Parent's covenants contained in Section 5.2; provided, however, that notwithstanding anything in this Agreement to the contrary the mere inclusion of an item in a Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or is reasonably likely to have a Material Adverse Effect (as defined herein) with respect to the Parent. Each disclosure set forth in the Parent
Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to a specific individual section of this Agreement.

     Except as set forth in Parent Disclosure Schedule, Parent hereby represents and warrants to the Company as set forth in Sections 4.2 through 4.27:

     4.2. Corporate Organization.

          (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Amended and
     Restated Certificate of Incorporation and Amended and Restated Bylaws of
     Parent, copies of which have previously been made available to the Company, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

                                       34

          (b) Parent (i) has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and (ii) is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Parent.

          (c) Each of Parent's Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of Parent's Subsidiaries has the requisite corporate or other power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed qualified, or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Parent. The articles of incorporation, bylaws and similar governing documents of each Subsidiary of Parent, copies of which have previously been made available to the Company, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

          (d) The minute books of Parent and each of its Subsidiaries contain true, complete and accurate records of all meetings and other corporate actions held or taken since December 31, 2002 of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

          (e) Neither Parent nor any of its Subsidiaries is in violation of any provision of its respective certificate of incorporation, bylaws or similar governing document.

     4.3. Capitalization.

          (a) The authorized capital stock of Parent consists of 290,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share. As of December 3, 2004, there were (i) 114,857,304 shares of Parent Common Stock issued and outstanding, (ii) 300,000 shares of Series A Preferred Stock reserved for issuance, (iii) 478,987 shares of
     Series B Convertible Preferred Stock ("Parent Series B Preferred Stock")
     issued and outstanding, (iv) 500,000 shares of Series C Convertible
     Preferred Stock ("Parent Series C Preferred Stock") reserved for issuance,
     (v) no shares of Parent Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise, except for (x) 9,760,426 shares of
     Parent Common Stock reserved for issuance pursuant to options granted pursuant to option plans, agreements or commitments maintained by Parent, and (y) shares of Parent Common Stock reserved for issuance upon conversion of the outstanding shares of Parent Series B Preferred Stock and Parent
     Series C Preferred Stock and (vi) no shares of Parent

                                       35

     Common Stock held by Parent in its treasury or by Parent's Subsidiaries.
     All of the issued and outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except as referred to above or reflected in Section 4.3(a) of the Parent Disclosure Schedule,
     Parent does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Parent Common Stock or any other equity security or Voting Debt of Parent or any securities representing the right to purchase or otherwise receive any shares of
     Company Common Stock or any other equity security or Voting Debt of Parent
     (including any rights plan or agreement). The share of Parent Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

          (b) Section 4.3(b) of the Parent Disclosure Schedule sets forth a true and correct list of all of the Subsidiaries of Parent as of the date of this Agreement. Except as set forth in Section 4.3(b) of the Parent
     Disclosure Schedule, as of the date of this Agreement Parent owns, directly or indirectly, all of the issued and outstanding shares of the capital stock (or all of the other equity ownership interests) of each of its
     Subsidiaries, free and clear of all Liens, and all of such shares (or other equity or ownership interests) are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, no Subsidiary of Parent has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character with any party that is not a direct or indirect Subsidiary of
     Parent calling for the purchase or issuance of any shares of capital stock or any other equity security or Voting Debt of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security or Voting Debt of such
     Subsidiary.

          (c) As of the date of this Agreement, no Voting Debt of Parent is issued or outstanding.

     4.4. Authority; No Violation.

          (a) Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this
     Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly and validly approved by (i) the Board of
     Directors of Parent, and (ii) the Board of Directors of Merger Sub and by
     Parent in its capacity as sole stockholder of Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub or their respective stockholders are necessary to approve this Agreement, and to consummate the Merger and the other transactions contemplated hereby (other than obtaining the requisite approval of Parent stockholders for the issuance of shares of Parent Common Stock pursuant to the Merger pursuant to the listing standards and rules of Nasdaq (the "Parent

                                       36

     Stockholder Approval")). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub, and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

          (b) Except as set forth in Section 4.4(b) of the Parent Disclosure
     Schedule, neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent and Merger Sub of the Merger or any of the other transactions contemplated hereby, nor compliance by
     Parent and Merger Sub with any of the terms or provisions hereof, will (i)
     violate any provision of the Amended and Restated Certificate of
     Incorporation or Amended and Restated Bylaws of Parent or the certificate of incorporation, bylaws or similar governing documents of any of its
     Subsidiaries (including Merger Sub), or (ii) assuming that the consents and approvals referred to in Section 4.5 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or any of its Subsidiaries
     (including Merger Sub), or any of their respective properties or assets, or
     (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with or without notice or lapse of time, or both, would constitute a default)
     under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of
     Parent or any of its Subsidiaries (including Merger Sub) under, any of the terms, conditions or provisions of any loan, guarantee of indebtedness, note, bond, mortgage, indenture, deed of trust, license, permit, concession, franchise, lease, contract, agreement or other instrument or obligation to which Parent or any of its Subsidiaries (including Merger
     Sub) is a party, or by which they or any of their respective properties or assets may be bound or affected, except in the case of clauses (x) and (y), for such violations, conflicts, breaches, losses, defaults, terminations, cancellations, accelerations or Liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse
     Effect on Parent.

     4.5. Consents and Approvals. Except for (a) the filing of a notification under the HSR Act (as defined in Section 6.1(b)), (b) the Parent Stockholder
Approval, (c) the filing of the Certificate of Merger with the Delaware
Secretary pursuant to the DGCL, (d) the filing with the SEC of (i) the Joint
Proxy Statement/Prospectus and (ii) such reports under Sections 13(a), 13(d),
13(g) and 16(a) of the Exchange Act, as may be required in connection with this
Agreement and the transactions contemplated hereby and the obtaining from the
SEC of such orders as may be required in connection therewith, (e) approval of the listing of the Parent Common Stock to be issued in the Merger on Nasdaq, (f)
such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of the Company Common Stock pursuant to this Agreement, (g) any consent of Sprint PCS required pursuant to the terms of Parent Sprint
Agreements, (h) such filings, authorizations or approvals as may be set forth in
Section 4.5 of the Parent Disclosure

                                       37

Schedule, and (i) such consents, approvals, filings or registrations, the failure of which to be made or obtained, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent, no consents or approvals of, or filings or registrations with, any Governmental
Entity or with any third party are required to be made or obtained by Parent or any of its Subsidiaries in connection with the execution and delivery by Parent and Merger Sub of this Agreement or the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby.

     4.6. Reports. Parent has previously made available to the Company a true, correct and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since December 31, 2002 by
Parent with the SEC pursuant to the Securities Act or the Exchange Act
(collectively, the "Parent Reports"), (b) written communication between Parent and the SEC since December 31, 2002, and (c) communication mailed by Parent to its stockholders since December 31, 2002, and no such registration statement, prospectus, report, schedule, proxy statement or communication as of its date of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Parent has timely filed all Parent Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Parent Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto, including rules and regulations relating to the filing of exhibits thereto. No executive officer of Parent has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the
Sarbanes-Oxley Act of 2002 and no enforcement action has been initiated against
Parent by the SEC relating to disclosures contained in any Parent Report.

     4.7. Financial Statements. Parent has previously made available to the
Company copies of (a) the consolidated balance sheets of Parent and its
Subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, as reported in Parent's
Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the SEC under the Exchange Act (collectively, and including the notes thereto, the "Parent Audited Financial Statements"), in each case accompanied by the audit report of PricewaterhouseCoopers LLP ("PWC"), independent public accountants with respect to Parent, and (b) the unaudited consolidated balance sheet of Parent and its Subsidiaries as of September 30, 2004 and the related unaudited consolidated statements of operations for the quarters and nine months ended September 30, 2004 and 2003, and statements of cash flows for the nine months ended September 30, 2004 and 2003, as reported in Parent's Quarterly
Report on Form 10-Q for the period ended September 30, 2004 filed with the SEC under the Exchange Act (together with Parent Audited Financial Statements, the
"Parent Financial Statements"). The Parent Financial Statements (including the related notes, where applicable) fairly present in all material respects, and the financial statements to be filed by Parent with the SEC after the date of this Agreement will fairly present in all material respects, the consolidated financial position of Parent and its Subsidiaries as of the respective dates thereof, and the results of their operations and their cash flows for the fiscal periods set forth therein

                                       38

(subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount); each of such statements (including the related notes, where applicable) complies, and the financial statements to be filed by Parent with the SEC after the date of this Agreement will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto at the date of their filing; and each of such statements (including the related notes, where applicable) has been, and the financial statements to be filed by Parent with the SEC after the date of this
Agreement will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, except for normal period-end adjustments that are not material. The books and records of Parent and its Subsidiaries have been, and are being, maintained in accordance with GAAP and all other applicable legal and accounting requirements and reflect only actual transactions. PWC has not resigned or been dismissed as independent public accountants of Parent as a result of or in connection with any disagreements with Parent on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     4.8. No Undisclosed Liabilities. Except (a) as disclosed in the Parent
Financial Statements, (b) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice of Parent since
December 31, 2003, and (c) liabilities that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse
Effect on Parent, neither Parent nor any of its Subsidiaries has any liability or obligation of any nature, whether or not absolute, accrued, contingent or otherwise.

     4.9. Absence of Certain Changes or Events.

          (a) Except (i) as set forth in Section 4.9(a) of the Parent Disclosure
     Schedule or (ii) as disclosed in any Parent Report filed with the SEC prior to the date of this Agreement, since December 31, 2003, there has been no change or development or combination of changes or developments which, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on Parent.

          (b) Except as set forth in Section 4.9(b) of the Parent Disclosure
     Schedule or as disclosed in any Parent Report filed with the SEC prior to the date of this Agreement, since December 31, 2003, Parent and its
     Subsidiaries have carried on their respective businesses in all material respects only in the ordinary and usual course of business consistent with their past practices.

          (c) Except as set forth in Section 4.9(c) of the Parent Disclosure
     Schedule or as disclosed in any Company Report filed with the SEC prior to the date of this Agreement, since December 31, 2003, neither Parent nor any of its Subsidiaries has (i) declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any of Parent's capital stock (other than shares of Parent Series B Preferred
     Stock), (ii) changed any accounting methods (or underlying assumptions), principles or practices of Parent or its Subsidiaries affecting its assets,

                                       39

     liabilities or businesses, including any reserving, renewal or residual method, practice or policy, (iii) made any Tax election or changed any Tax election, amended any Tax Returns or entered into any settlement or compromise of any income tax liability of Parent or its Subsidiaries or entered into any closing agreement with respect to Taxes, or (iv) made any agreement or commitment (contingent or otherwise) to do any of the foregoing.

     4.10. Property.

          (a) Each of Parent and its Subsidiaries has good and marketable title, free and clear of all Liens to all of the properties and assets, real and personal, tangible or intangible, which are reflected on the audited consolidated balance sheet of Parent as of December 31, 2003 or acquired after such date, except (i) Liens for taxes not yet due and payable or contested in good faith by appropriate proceedings, (ii) pledges to secure deposits and other Liens incurred in the ordinary course of business, (iii)
     such imperfections of title, easements and encumbrances, if any, as do not interfere with the use of the property as such property is used on the date of this Agreement, (iv) for dispositions of and encumbrances on such properties or assets in the ordinary course of business or (v) mechanics', materialmen's, workmen's, repairmen's, warehousemen's, carrier's and other similar Liens and encumbrances arising in the ordinary course of business.

          (b) Section 4.10(b) of the Parent Disclosure Schedule sets forth an accurate and complete list and description of all real property owned by
     Parent or any of its Subsidiaries and all buildings and improvements thereon as of the date hereof.

     4.11. Environmental Matters.

     Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or as set forth in Section 4.11 of the Parent Disclosure Schedule:

          (a) Parent and each of its Subsidiaries (1) are in compliance with all, and, to the knowledge of Parent, are not subject to any liability with respect to any, applicable Environmental Laws, (2) hold or have applied for all Environmental Permits necessary to conduct their current operations and
     (3) are in compliance with their respective Environmental Permits and such
     Environmental Permits are in full force and effect.

          (b) Neither Parent nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that Parent or any of its Subsidiaries is in violation of any Environmental
     Law or liable for remediation, cost recovery or contribution under CERCLA.

          (c) Neither Parent nor any of its Subsidiaries (1) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws,
     Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of

                                       40

     Hazardous Materials and, to the knowledge of Parent, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, or (2) is an indemnitor in connection with any claim threatened or asserted in writing by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous
     Materials.

          (d) None of the real property owned or leased by Parent or any Company
     Subsidiary is listed or, to the knowledge of Parent, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

          (e) To the knowledge of Parent, there are no underground storage tanks or above-ground storage tanks located on any Parent Real Property which are now, or in the past were, used to store Hazardous Materials. "Parent Real
     Property" shall mean all real property (i) that is owned or used by Parent or any of its Subsidiaries or that is reflected as an asset of Parent or any of its Subsidiaries on the audited balance sheet of Parent as of
     December 31, 2003 and (ii) formerly owned or operated by Parent or its
     Subsidiaries.

     4.12. Legal Proceedings.

          (a) Except as set forth in Section 4.12 of the Parent Disclosure
     Schedule, neither Parent nor any of its Subsidiaries is a party to any, and there are no pending or, to Parent's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Parent or any of its Subsidiaries or, to the knowledge of Parent, any of Parent's or its Subsidiaries' current or former directors or officers or any other
     Person whom Parent or its Subsidiaries has agreed to indemnify, as such, or challenging the validity or propriety of the transactions contemplated by this Agreement as to which there is reasonable possibility of adverse determination and which, if adversely determined, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on
     Parent. To the knowledge of Parent, no event has occurred, and no state of facts exists, that could reasonably be expected to result in any such action, suit or proceeding.

          (b) There is no injunction, order, judgment, decree or regulatory restriction imposed upon Parent, any of its Subsidiaries or the assets of
     Parent or any of its Subsidiaries, which, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect on Parent.

     4.13. Compliance with Applicable Law.

          (a) Except for the Sprint Licenses, Parent and each of its
     Subsidiaries hold, and have at all times held, all licenses, franchises, permits, certificates, approvals and authorizations (each a "Parent
     Permit") necessary for the lawful conduct of their respective businesses and the lawful ownership, use and operation of its assets, as presently conducted and used, and neither Parent nor any of its Subsidiaries knows of, or

                                       41

     has received notice of, any violation of any Parent Permit, except where the failure to have any such Parent Permit or such violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

          (b) Parent and each of its Subsidiaries are in compliance with and are not in default under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Parent or any of its Subsidiaries, except where any failure to be in compliance with the terms thereof individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect on Parent.

          (c) Parent has no knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before the FCC or any other Governmental Entity or of any other proceedings of or before the FCC or any other Governmental Entity relating to Parent or any of its Subsidiaries or to any authorizations under which Parent conducts its business, not including the Sprint Licenses. No proceedings are pending or, to the knowledge of Parent, threatened to revoke or limit any material Parent Permits or the Sprint Licenses.

          (d) To the knowledge of Parent, no event has occurred which (i)
     results in, or after notice or lapse of time or both could reasonably be expected to result in, revocation, suspension, adverse modification, non-renewal, impairment, restriction or termination of, or order of forfeiture or substantial fine with respect to, any material Parent Permits or the Sprint Licenses, or (ii) affects or could reasonably be expected in the future to affect any of the rights of Parent or its Subsidiaries under any material Parent Permits or any of the rights of Sprint PCS or its
     Affiliates under the Parent Sprint Licenses. No facts are known to Parent or its Subsidiaries which if known by a Governmental Entity of competent jurisdiction would present a substantial risk that any material Parent
     Permit could be revoked, suspended, adversely modified, not renewed, impaired, restricted, terminated, forfeited or a substantial fine imposed against Parent or any of Parent Subsidiaries, and neither the execution by
     Parent of this Agreement nor the consummation of the Merger or any of the other transactions contemplated by this Agreement is reasonably likely to result in the occurrence of any of the consequences set forth in this
     Section 4.13(d).

     4.14. Employees.

          (a) Section 4.14(a) of the Parent Disclosure Schedule sets forth a true and complete list of each deferred compensation, incentive compensation, equity compensation, severance, health or other "welfare"
     plan, fund or program (within the meaning of Section 3(1) of ERISA);
     "pension" plan, fund or program (within the meaning of Section 3(2) of
     ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to or was entered into by Parent, any of its Subsidiaries or by any trade or business, whether or not incorporated, that together with
     Parent would be deemed a "single employer" within the meaning of Section
     4001(b)(1) of ERISA (a "Parent ERISA

                                       42

     Affiliate"), for the benefit of any current or former employee of Parent, any Subsidiary or any Parent ERISA Affiliate (the "Parent Plans").

          (b) Parent has heretofore made available to the Company true and complete copies of each of the Parent Plans, all amendments thereto and all other related documents, including but not limited to (i) the most recent
     Form 5500 and related exhibits and reports for such Parent Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the Internal Revenue Service (if applicable) for such Parent Plan.

          (c) Except as set forth in Section 4.14(c) of the Parent Disclosure
     Schedule: (i) each of the Parent Plans has been operated and administered in material compliance with its terms and applicable law, including but not limited to ERISA and the Code; (ii) each of the Parent Plans intended to be
     "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to that effect and to the knowledge of Parent there exists no circumstance reasonably likely to result in the revocation of any such favorable determination letter; (iii) no Parent Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of Parent, its Subsidiaries or any
     Parent ERISA Affiliate beyond their retirement or other termination of service, other than (w) coverage mandated by applicable law, (x) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits accrued as liabilities on the books of Parent, its Subsidiaries or
     Parent ERISA Affiliates or (z) benefits which are fully insured or the full cost of which is borne by the current or former employee (or his beneficiary); (iv) no Parent Plan is subject to Section 302 or Title IV of
     ERISA, no liability under Title IV of ERISA has been incurred by Parent, its Subsidiaries or any Parent ERISA Affiliate that has not been satisfied in full, and neither Parent, its Subsidiaries nor any Parent ERISA
     Affiliate has any contingent liability under Title IV of ERISA; (v) no
     Parent Plan is a "multiemployer pension plan," as that term is defined in
     Section 3(37) of ERISA; (vi) all contributions or other amounts payable by
     Parent, its Subsidiaries or any Parent ERISA Affiliate as of the Effective
     Time with respect to each Parent Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP; (vii) neither
     Parent, its Subsidiaries, any Parent ERISA Affiliate, any Parent Plan, any
     trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which Parent, its Subsidiaries or any Parent ERISA
     Affiliate reasonably could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to
     Section 4975, 4976 or 4980B of the Code; (viii) there are no pending, or, to the best knowledge of Parent, threatened or anticipated claims or proceedings (other than routine claims for benefits) by, on behalf of or against any of the Parent Plans or any trusts related thereto; (ix) the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with any other event, (y) entitle any current or former employee, officer, director or consultant of Parent or any Parent ERISA Affiliate to severance pay, termination pay or any other payment or benefit or (z) accelerate the time of payment or vesting or increase the amount or value of compensation or benefits due any such employee, officer, director or

                                       43

     consultant; and (x) no amounts payable under the Parent Plans will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

     4.15. Taxes. Except as set forth in Section 4.15 of the Parent Disclosure
Schedule, each of Parent, and its Subsidiaries has (i) duly and timely filed
(including applicable extensions granted without penalty) all Tax Returns (as hereinafter defined) required to be filed at or prior to the Effective Time, and such Tax Returns are true, correct and complete in all material respects, and
(ii) paid in full or made adequate provision in the financial statements of
Parent (in accordance with GAAP) for all Taxes (as hereinafter defined) due to be paid or accrued at or prior to the Effective Time. No deficiencies for any
Taxes have been proposed, asserted, assessed or, to the knowledge of Parent, threatened against or with respect to Parent, or any of its Subsidiaries. Except as set forth in Section 4.15 of the Parent Disclosure Schedule, (i) there are no liens for Taxes upon the assets of either Parent or its Subsidiaries except for statutory liens for current Taxes not yet due, (ii) neither Parent, nor any of its Subsidiaries has requested any extension of time within which to file any
Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding,
(iii) with respect to each taxable period of Parent, and its Subsidiaries, (A)
the federal and state income Tax Returns of Parent and its Subsidiaries have been audited by the Internal Revenue Service or appropriate state tax authorities, (B) the time for assessing and collecting income Tax with respect to such taxable period has closed and such taxable period is not subject to review, or (C) the time for assessing and collecting income Tax with respect to such taxable period has not closed, but no audit or review of such taxable period has yet been initiated or threatened, (iv) neither Parent nor any of its
Subsidiaries has filed or been included in a combined, consolidated or unitary income Tax Return other than one in which Parent was the parent of the group filing such Tax Return, (v) neither Parent nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes (other than the allocation of federal income taxes as provided by Regulation
1.1552-1(a)(1) under the Code), (vi) neither Parent nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code (or any similar or corresponding provision or requirement of state, local or foreign income Tax law), by reason of the voluntary change in accounting method (nor has any taxing authority proposed any such adjustment or change of accounting method), (vii) neither Parent nor its Subsidiaries has any liability for Taxes of any Person (other than a liability of Parent for Taxes of any of its Subsidiaries or a liability of any of Parent's Subsidiaries for Taxes of Parent) under Regulation 1.1502-6 or 1.1502-78(b)(2) under the Code (or similar provisions of state, local or foreign law), as a transferee or successor, by contract or otherwise, and (viii) neither Parent nor any of its
Subsidiaries has made any payment or may be obligated to make any payment (by contract or otherwise) which will not be deductible by reason of Section 280G or
Section 162(m) of the Code.

     4.16. Sprint Agreement Compliance.

          (a) Neither Parent nor any of its Subsidiaries has violated or failed to meet any deadline or requirement in the Parent Sprint Agreements, except as has been remedied, waived or modified prior to the date hereof and previously disclosed to

                                       44

     the Company. Section 4.16(a) of the Parent Disclosure Schedule sets forth the extent of Parent's progress in the completion of its build-out and network launch as of the date of this Agreement.

          (b) Section 4.16(b) of the Parent Disclosure Schedule sets forth a list of all agreements between Parent, its Subsidiaries or any of its
     Affiliates, on the one hand, and Sprint PCS and any of its Affiliates, on the other hand (collectively, the "Parent Sprint Agreements"). As of the date hereof there are no unwritten amendments to, or waivers under, any
     Parent Sprint Agreement.

          (c) The Parent Sprint Agreements are valid, binding and enforceable against Parent (or, to the extent a Subsidiary of Parent is a party, such
     Subsidiary), in accordance with their respective terms, and shall be in full force and effect without penalty in accordance with their terms upon consummation of the Merger and the other transactions contemplated by this
     Agreement, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors'
     rights generally and limitations on the availability of equitable remedies.
     Parent and its Subsidiaries have performed in all material respects all obligations required to be performed by them under, and they are not in default under or in breach of, nor in receipt of any claim of default or breach under, any of the Parent Sprint Agreements. To the knowledge of
     Parent, no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by Parent or any Subsidiary, or would permit termination or modification by Parent, Sprint PCS or any of its Affiliates, under any of the Parent Sprint Agreements. Neither Parent nor any of its Subsidiaries
     has knowledge of any cancellation or anticipated cancellation by Sprint PCS or any of its Affiliates of any of the Parent Sprint Agreements. Parent has
     provided the Company with copies of all written notices (excluding e-mail messages) received by it from Sprint PCS during the last six months (i)
     delivered pursuant to the official notice provisions of Parent Sprint
     Agreements or (ii) alleging a material breach of any of the Parent Sprint
     Agreements.

     4.17. Intellectual Property. Parent owns or has the right to use, whether through licensing or otherwise, and to authorize others to use, all Intellectual
Property significant to the businesses of Parent and its Subsidiaries in substantially the same manner as such businesses are conducted on the date hereof ("Parent Material Intellectual Property"). Except as set forth in Section
4.17 of the Parent Disclosure Schedule: (1) no written claim of invalidity or conflicting ownership rights with respect to any Parent Material Intellectual
Property has been made by a third party and no such Intellectual Property is the subject of any pending or, to Parent's knowledge, threatened action, suit, claim, investigation, arbitration or other proceeding; (2) no Person or entity has given notice to Parent or any of its Subsidiaries that the use of any Parent
Material Intellectual Property by Parent, any Parent Subsidiary or any licensee is infringing or has infringed any domestic or foreign patent, trademark, service mark, trade name, or copyright or design right, or that Parent, any of its Subsidiaries or any licensee has misappropriated or improperly used or disclosed any trade secret, confidential information or know-how; (3) to
Parent's knowledge after due inquiry for such purpose, the making, using, selling, manufacturing, marketing, licensing, reproduction, distribution, or publishing of any

                                       45

process, machine, manufacture or product related to any Parent Material
Intellectual Property, does not and will not infringe any domestic or foreign patent, trademark, service mark, trade name, copyright or other intellectual property right of any third party, and does not and will not involve the misappropriation or improper use or disclosure of any trade secrets, confidential information or know-how of any third party; (4) to Parent's knowledge, there exists no prior act or current conduct or use by Parent, any of its Subsidiaries or any third party that would void or invalidate any Parent
Material Intellectual Property; (5) to Parent's knowledge, no other Person is interfering with, infringing upon, misappropriating or otherwise coming into conflict with any Parent Material Intellectual Property; and (6) the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby and thereby will not breach, violate or conflict with any instrument or agreement concerning any Parent Material
Intellectual Property, will not cause the forfeiture or termination of or give rise to a right of forfeiture or termination of any of the Parent Material
Intellectual Property, or trigger additional fees or transfer costs payable by
Parent or any of its Subsidiaries with respect to, or impair the right of Parent to make, use, sell, license or dispose of, or to bring any action for the infringement of, any Parent Material Intellectual Property. In addition, the matters disclosed on Section 4.17 of the Parent Disclosure Schedule would not, individually or in the aggregate, reasonably be expected to have a Material
Adverse Effect on Parent.

     4.18. Labor Matters.

     Except to the extent set forth in Section 4.18 of the Parent Disclosure
Schedule, (i) there is no labor strike, slowdown, stoppage or lockout actually pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries and during the past three years there has not been any such action; (ii) to the knowledge of Parent, there is no union claims to represent the employees of Parent or any of its Subsidiaries; (iii) neither
Parent nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association; (iv)
none of the employees of Parent or any of its Subsidiaries is represented by any labor organization and Parent does not have any knowledge of any current union organizing activities among the employees of Parent or any of its Subsidiaries, nor does any question concerning representation exist concerning such employees;
(v) there are no written personnel policies, rules or procedures applicable to employees of the Company or any of its Subsidiaries, other than those set forth in Section 4.18 of the Company Disclosure Schedule, true and correct copies of which have heretofore been delivered to the Company; (vi) there is no unfair labor practice charge or complaint against Parent or any of its Subsidiaries pending or, to the knowledge of Parent, threatened before the National Labor
Relations Board or any similar state agency; and (vii) there is no grievance arising out of any collective bargaining agreement or other grievance procedure.
Within the last five years, neither Parent nor any of its Subsidiaries has effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries; or (ii) a
"mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of its Subsidiaries. Except as set forth in

                                       46

Section 4.18 of the Company Disclosure Schedule, none of the Company's or its
Subsidiaries' employees has suffered an "employment loss" (as defined in the
WARN Act) within the period 90 days prior to date of this Agreement.

     4.19. Reorganization. As of the date of this Agreement, Parent has no reason to believe that the Merger will fail to qualify as a reorganization under
Section 368(a) of the Code. As of the date of this Agreement, Parent knows of no reason why it will be unable to deliver to Winston & Strawn LLP and to Skadden,
Arps, Slate, Meagher & Flom LLP representation letters with respect to Parent in form and substance sufficient to enable such counsel to render the opinions required by Sections 7.2(c) and 7.3(c) hereof.

     4.20. Broker's Fees. Neither Parent nor any of its Subsidiaries nor any of
their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or any of the transactions contemplated by this
Agreement, except that Parent has engaged, and will pay a fee or commission to,
UBS Investment Bank (the "Parent Advisor").

     4.21. Opinion. Prior to the execution of this Agreement, Parent has received an opinion from the Parent Advisor to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the aggregate Merger Consideration is fair, from a financial point of view, to
Parent and such opinion has not been amended or rescinded as of the date of this
Agreement.

     4.22. Related Party Transactions. Except as set forth on Section 4.22 of the Parent Disclosure Schedule, to the knowledge of Parent, no officer or director of Parent or any of its Subsidiaries owns or holds, directly or indirectly, any interest in (excepting holdings solely for passive investment purposes of securities of publicly held and traded entities constituting less than 5% of the equity of any such entity), or is an officer, director, employee or consultant of any Person that is, a competitor, lessor, lessee or supplier of
Parent or which conducts a business similar to any business conducted by Parent.
No officer or director of Parent or any of its Subsidiaries (a) owns or holds, directly or indirectly, in whole or in part, any Intellectual Property used by
Parent or any of its Subsidiaries, (b) to the knowledge of Parent has any claim, charge, action or cause of action against Parent or any of its Subsidiaries, except for claims for reasonable unreimbursed travel or entertainment expenses, accrued vacation pay or accrued benefits under any employee benefit plan existing on the date hereof, (c) to the knowledge of Parent, has made, on behalf of Parent or any of its Subsidiaries, any payment or commitment to pay any commission, fee or other amount to, or to purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any other Person of which any officer or director of Parent or any of its Subsidiaries is a partner or shareholder (except holdings solely for passive investment purposes of securities of publicly held and traded entities constituting less than 5% of the equity of any such entity), (d) owes any money to Parent or any of its
Subsidiaries or (e) has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of Parent or any of its Subsidiaries.

                                       47

     4.23. Company Information. The information relating to Parent and its
Subsidiaries which is included in the Joint Proxy Statement/Prospectus and the
Form S-4, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

     4.24. Disclosure Controls and Procedures. Parent and its Subsidiaries have designed and maintain a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Parent (A) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and
15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by Parent in the reports that it files or submits under the
Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms and is accumulated and communicated to Parent's management as appropriate to allow timely decisions regarding required disclosure, and (B) has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date hereof, to Parent's auditors and the audit committee of Parent's Board of Directors (1)
any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect Parent's ability to record, process, summarize and report financial information and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent's internal controls over financial reporting. Parent has made available to the Company a summary of any such disclosure made by management to
Parent's auditors and audit committee since January 1, 2003.

     4.25. Ownership of Company Common Stock. At no time during the three year period ending on the date immediately preceding the date of this Agreement, was
Parent or Merger Sub (or any of the Affiliates or associates of either) an
"interested stockholder" of the Company as defined in Section 203 of the DGCL.
Neither Parent nor any of its Affiliates or associates (as such term is defined under the Exchange Act), (a) beneficially owns, directly or indirectly, or (b)
is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of Company
Common Stock representing in the aggregate more than 5% of the outstanding shares of Company Common Stock.

     4.26. Adequate Financing. Parent has, and will have as of the Effective
Time, adequate cash financing to enable it to pay (i) the aggregate Cash
Consideration required by Section 1.4 hereof and (ii) the amounts necessary for it to comply with the repurchase offer obligations of Section 6.16 hereof.

     4.27. Insurance. Parent maintains with reputable insurers insurance and indemnity bonds providing coverage for Parent and its Subsidiaries against all risks normally insured and bonded against by companies in similar lines of business as Parent.

                                       48

All premiums required to be paid with respect thereto covering all periods up to and including the Closing Date have been, or shall in the ordinary course be, paid. No notice of cancellation or termination has been received with respect to any such policy as of the date hereof, and all such insurance policies are in full force and effect and will remain in full force and effect up to and including the Closing Date and all claims thereunder have been filed in due and timely fashion.

                                   ARTICLE V
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     5.1. Covenants of the Company. During the period from the date of this
Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of
Parent, the Company shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations.
The Company will use its reasonable best efforts to (x) preserve its business organization and that of its Subsidiaries intact, (y) keep available to itself and Parent the present services of the current officers and employees of the
Company and its Subsidiaries, and (z) preserve for itself and Parent the existing business relationships and the goodwill of the customers, vendors and distributors of the Company and its Subsidiaries and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth in Section 5.1 of the Company Disclosure Schedule or as
otherwise contemplated by this Agreement or consented to in writing by Parent, the Company shall not, and shall not permit any of its Subsidiaries to:

          (a) other than dividends from one Subsidiary to another Subsidiary or to the Company, declare, set aside, or pay any dividends on, or make any other distributions in respect of, any of its capital stock;

          (b) (i) split, combine or reclassify any shares of its capital stock, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;
     (ii) repurchase, redeem or otherwise acquire any shares of the capital stock of the Company or any of its Subsidiaries, or any securities convertible into or exercisable for any shares of the capital stock of the
     Company or any of its Subsidiaries; or (iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, except, in the case of this clause (iii), for the issuance of Company Common Stock upon the exercise of options, warrants or other rights to purchase Company Common Stock outstanding and in existence on the date of this Agreement in accordance with their terms in existence as of the date of this Agreement;

                                       49

          (c) amend its Corrected Amended and Restated Certificate of
     Incorporation, Amended and Restated Bylaws or other similar governing documents;

          (d) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any material amount of assets;

          (e) take any action or fail to take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in
     Article VII not being satisfied;

          (f) change its methods of accounting in effect at September 30, 2004, except as required to comply with changes in GAAP as concurred with by the
     Company's independent auditors;

          (g) (i) except as required by applicable law or as required to maintain qualification pursuant to the Code, adopt, enter into, amend, renew or terminate any employee benefit plan (including, without limitation, any Company Benefit Plan) or any agreement, arrangement, plan or policy between the Company or any Subsidiary of the Company and one or
     more of its current or former directors, officers or employees, (ii) except for normal increases to employees other than directors and officers of the
     Company that are made in the ordinary course of business consistent with past practice and except as required by applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Company Benefit Plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares) or
     (iii) make any loans to any of its officers, directors, employees,
     Affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons, whether pursuant to an employee benefit plan or otherwise;

          (h) take or cause to be taken, or fail to take or cause to be taken, any action that could reasonably be expected to disqualify the Merger as a reorganization under Section 368(a) of the Code;

          (i) sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, abandon or fail to maintain any of its assets, properties or other rights or agreements, other than dispositions of inventory;

          (j) create, incur, assume, or suffer to exist any indebtedness or issuances of debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any Person;

                                       50

          (k) (i) enter into, renew, amend or waive in any material manner, or fail to perform any obligation under, or terminate or give notice of a proposed renewal or material amendment, waiver or termination of, any
     Company Contract, agreement or lease to which the Company or any of its
     Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective properties is bound, other than in the ordinary course of business (and as to which the Company shall provide prior notice to
     Parent), (ii) enter into, renew, amend, waive or terminate, or give notice of a proposed renewal, amendment, waiver or termination of, any Company
     Sprint Agreement or (iii) enter into any agreement, letter of intent or agreement in principle (whether or not binding) relating to any Acquisition
     Proposal (other than a confidentiality agreement of the type contemplated by Section 6.2 in accordance with the terms of such Section 6.2);

          (l) take or cause to be taken any action that could reasonably be expected to delay the consummation of the transactions contemplated hereby, including without limitation, the consummation of the Merger and the filing and the effectiveness of the Form S-4;

          (m) make any material election relating to Taxes, change any material election relating to Taxes already made, adopt any new accounting method relating to Taxes, change any accounting method relating to Taxes unless required by GAAP, enter into any closing agreement relating to Taxes, settle any claim or assessment relating to Taxes or consent to any claim or assessment relating to Taxes or any waiver of the statute of limitations for any such claim or assessment;

          (n) enter into or amend in any material manner any contract, agreement or arrangement with any officer, director, employee, consultant or stockholder of the Company or any of its Subsidiaries or with any Affiliate or associate (as such term is defined under the Exchange Act) of any of the foregoing;

          (o) (i) acquire additional territory or related assets from Sprint
     PCS, or (ii) acquire, or participate in any auction or other process related to the acquisition of, personal communications service licenses or wireless spectrum, in each case notwithstanding anything to the contrary set forth in this Agreement or the Company Disclosure Schedule;

          (p) authorize for issuance, issue, deliver, sell, pledge, dispose of, encumber or grant any lien on, or authorize or propose the issuance, delivery, sale, pledge, disposition of, encumbrance or grant of any lien on, any shares of its capital stock or capital stock of any of its
     Subsidiaries, or other voting securities or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such securities or voting securities or any other ownership interest (or interest the value of which is derived by reference to any of the foregoing);

          (q) pay, satisfy, discharge or settle any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than in the ordinary course of business and consistent with past practice;

                                       51

          (r) make any loans, advances or capital contributions to, or investments in any other Person;

          (s) enter into any new line of business;

          (t) enter into, implement, or otherwise become subject to or bound by any new employment agreement, arrangement, commitment or program which provides for severance payments or benefits, individually or in the aggregate, or amend any existing employment agreement, arrangement, commitment or program in a manner that increases any severance payments or benefits;

          (u) make any capital expenditures other than those which are in the budget set forth in Section 5.1(u) of the Company Disclosure Schedule, provided that the Company shall, and shall cause its Subsidiaries to, consult with Parent prior to making, or committing to make, any capital expenditures on its network;

          (v) voluntarily permit any material insurance policy naming the
     Company or any Subsidiary of the Company as a beneficiary or a loss payee to be canceled or terminated other than in the ordinary course of business;

          (w) fund any trust under any indemnity agreement or any other agreement or arrangement with any current or former director, officer or other employee of the Company or any of its Subsidiaries;

          (x) agree or commit to do any of the foregoing.

     5.2. Covenants of Parent. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of the Company,
Parent shall use its reasonable best efforts to (x) preserve its business organization and that of its Subsidiaries intact, (y) keep available to itself the present services of the current officers and employees of Parent and its
Subsidiaries and (z) preserve for itself the existing business relationships and the goodwill of the customers, vendors and distributors of Parent and its
Subsidiaries and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth in Section 5.2 of the
Parent Disclosure Schedule or as otherwise contemplated by this Agreement or consented to in writing by the Company, Parent shall not, and shall not permit any of its Subsidiaries to:

          (a) declare or pay any dividends on or make any other distributions in respect of any of its capital stock, other than (i) dividends from one
     Subsidiary to another Subsidiary or to Parent, and (ii) regular dividends in respect of shares of Parent Series B Preferred Stock and Parent Series C
     Preferred Stock;

          (b) take any action or fail to take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in
     Article VII not being satisfied on a timely basis;

                                       52

          (c) change its methods of accounting in effect at December 31, 2003 except as required by changes in GAAP as concurred to by Parent's independent auditors;

          (d) (i) amend the certificate of incorporation of Parent (except to authorize additional common shares) or (ii) amend the Certificate of
     Incorporation of Merger Sub;

          (e) take or cause to be taken, or fail to take or cause to be taken, any action which would reasonably be expected to disqualify the Merger as a tax free reorganization under Section 368(a) of the Code;

          (f) enter into any agreement to acquire or purchase (whether by merger, acquisition of equity or assets, joint venture or otherwise) any
     Person or any interest in any Person if such acquisition or purchase would cause a material delay in or prevent the receipt of any antitrust or competition law approval necessary for the consummation of the Merger, unless prior to taking such action Parent reasonably determines that such action would not be reasonably expected to cause such effect; or

          (g) authorize, or commit or agree to do any of the foregoing.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

     6.1. Regulatory Matters.

          (a) As promptly as reasonably practicable following the date hereof,
     Parent and the Company shall cooperate in preparing and shall cause to be filed with the SEC mutually acceptable proxy materials which shall constitute the joint proxy statement/prospectus relating to the matters to be submitted to the Company stockholders at the Company Stockholders
     Meeting and to the Parent stockholders at the Parent Stockholders Meeting
     (such joint proxy statement/prospectus, and any amendments or supplements thereto, the "Joint Proxy Statement/Prospectus") and Parent shall prepare and file with the SEC a registration statement on Form S-4 (of which the
     Joint Proxy Statement/Prospectus shall be a part) with respect to the issuance of Parent Common Stock in the Merger (such Form S-4, and any amendments or supplements thereto, the "Form S-4"). Each of Parent and the
     Company shall use reasonable best efforts to have the Joint Proxy
     Statement/Prospectus cleared by the SEC and the Form S-4 declared effective by the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Merger and the transactions contemplated thereby. Parent and the Company shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments and advise the other party of any oral comments with respect to the Joint Proxy
     Statement/Prospectus or Form S-4 received from the SEC. Each party shall cooperate and provide the other party with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy
     Statement/Prospectus and the Form S-4 prior to filing such with the SEC, and each party will provide the other party with a copy of all such filings made with the SEC. Parent

                                       53

     shall use its reasonable best efforts to take any action required to be taken under any applicable state securities laws in connection with the
     Merger and each party shall furnish all information concerning it and the others of its capital stock as may be reasonably requested in connection with any such action. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the
     Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Form S-4. If
     at any time prior to the Effective Time any information relating to either of the parties, or their respective Affiliates, officers or directors, should be discovered by either party which should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy
     Statement/Prospectus so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of Parent and the Company. Parent shall also use its reasonable best efforts to obtain prior to the effective date of the Form S-4 all necessary state securities law or "Blue Sky"
     permits and approvals required in connection with the Merger and the other transactions contemplated by this Agreement and will pay all expenses incident thereto; provided, that Parent shall not be required to qualify to do business in any jurisdiction in which it is not now so qualified to do business, to file a general consent to service of process in any jurisdiction in which it is not now so qualified or to subject itself to taxation in any jurisdiction in which it is not now so qualified to do business.

          (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties or Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this
     Agreement (including, without limitations, any filings required under the
     Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR
     Act")). The Company and Parent shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or Parent, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. The terms of this Section 6.1(b) shall not apply to documents filed pursuant to
     Item 4(c) of the Pre-Merger Notification and Report Form filed under the
     HSR Act or communications regarding the same or documents or information submitted in response to any request for additional information or documents pursuant to the HSR Act which reveal Parent's or the Company's negotiating objectives or strategies or purchase price expectations. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other

                                       54

     with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties or Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to consummation of the transactions contemplated hereby.

          (c) Parent and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy
     Statement/Prospectus, the Form S-4 or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the
     Merger and the other transactions contemplated by this Agreement
     (including, without limitation, any such statement, filing notice or application mode under the HSR Act).

          (d) Parent and the Company shall promptly furnish each other with copies of written communications received by Parent or the Company, as the case may be, or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement.

          (e) Each of Parent and the Company shall use its reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act with respect to the Merger and the other transactions contemplated herein as promptly as possible after the date hereof; provided, however, that nothing in this Section 6.1 shall require Parent or Merger Sub to agree to the imposition of conditions of any requirement of divestiture as a result of antitrust concerns.

     6.2. No Solicitation.

          (a) The Company shall, and shall cause its Subsidiaries and each of their respective Affiliates, directors, officers, employees, agents and representatives (including any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of its Subsidiaries) shall immediately cease any discussions or negotiations with any other parties that may be ongoing with respect to the possibility or consideration of any Acquisition Proposal. From the date of this Agreement through the Effective Time, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its or its Subsidiaries' directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another Person, (i) solicit, initiate or encourage
     (including by way of furnishing information or assistance), or take any other action designed to facilitate or encourage any inquiries or the making of any proposal that constitutes, or is reasonably likely to lead to, any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding any Acquisition Proposal or (iii) make or authorize any statement, recommendation or solicitation in support of any Acquisition
     Proposal. Any violation of

                                       55

     the foregoing restrictions by any representative of the Company, whether or not such representative is so authorized and whether or not such representative is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Agreement by the Company.

          (b) (i) Notwithstanding the foregoing, the Board of Directors of the
     Company shall be permitted, prior to obtaining the Company Stockholder
     Approval, to engage in discussions and negotiations with, or provide any nonpublic information or data to, any Person in response to an unsolicited bona fide written Acquisition Proposal by such Person first made after the date of this Agreement which its Board of Directors concludes in good faith
     (after consultation with outside counsel and its financial advisor)
     constitutes or could reasonably be expected to lead to a Superior Proposal, if and only to the extent that the Board of Directors of the Company reasonably determines in good faith (after consultation with outside legal counsel) that it is required to do so in order to comply with its fiduciary duties under applicable law and subject to compliance with the other terms of this Section 6.2 and to first entering into a confidentiality agreement having provisions that are no less restrictive to such Person than those contained in the Confidentiality Agreement.

               (ii) The Company shall notify Parent promptly (but in no event later than 24 hours) after receipt of any Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its Subsidiaries by any Person that informs the Company or any of its
          Subsidiaries that it is considering making, or has made, an
          Acquisition Proposal, or any inquiry from any Person seeking to have discussions or negotiations with the Company relating to a possible
          Acquisition Proposal. Such notice shall be made orally and confirmed in writing, and shall indicate the identity of the Person making the
          Acquisition Proposal, inquiry or request and the material terms and conditions of any inquiries, proposals or offers (including a copy thereof if in writing and any related documentation or
          correspondence). The Company shall also promptly, and in any event within 24 hours, notify Parent, orally and in writing, if it enters into discussions or negotiations concerning any Acquisition Proposal or provides nonpublic information or data to any Person in accordance with this Section 6.2(b) and keep Parent informed of the status and terms of any such proposals, offers, discussions or negotiations on a current basis, including by providing a copy of all material documentation or correspondence relating thereto.

               (iii) Nothing contained in this Section 6.2 shall prohibit the
          Company or its Subsidiaries from taking and disclosing to its shareholders a position as required by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act; provided, however, that compliance with such rules shall not in any way limit or modify the effect that any action taken pursuant to such rules has under any other provision of this Agreement.

                                       56

          (c) The Company agrees that (i) it will and will cause its
     Subsidiaries, and its and their officers, directors, agents, representatives and advisors to, cease immediately and terminate any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal, and (ii) it will not release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it or any of its
     Subsidiaries is a party with respect to any Acquisition Proposal.

          (d) Nothing in this Section 6.2 shall (x) permit the Company to terminate this Agreement or (y) affect any other obligation of the Company under this Agreement. The Company shall not submit to the vote of its shareholders any Acquisition Proposal other than the Merger.

          (e) For purposes of this Agreement, the term "Acquisition Proposal"
     means any inquiry, proposal or offer, filing of any regulatory application or notice (whether in draft or final form) or disclosure of an intention to do any of the foregoing from any Person relating to any (w) direct or indirect acquisition or purchase of a business that constitutes a substantial portion of the net revenues, net income or assets of the
     Company or any of its Subsidiaries, (x) direct or indirect acquisition or purchase of any class of equity securities representing 10% or more of the voting power of the Company or any of its Subsidiaries, (y) tender offer or exchange offer that if consummated would result in any Person beneficially owning 10% or more of the voting power of the Company, or (z) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its
     Subsidiaries, in each case other than the transactions contemplated by this
     Agreement.

          (f) For purposes of this Agreement, "Superior Proposal" means a bona fide written Acquisition Proposal which the Board of Directors of the
     Company determines in good faith, after consultation with its financial advisors and legal advisors, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), (i) is more favorable to the shareholders of the Company from a financial point of view than the transactions contemplated by this Agreement and (ii) is fully financed or reasonably capable of being fully financed, reasonably likely to receive all required governmental approvals on a timely basis and otherwise reasonably capable of being completed on the terms proposed; provided that, for purposes of this definition of "Superior Proposal," the term Acquisition Proposal shall have the meaning assigned to such term in Section 6.2(e) except that any reference to "10% or more" in the definition of "Acquisition Proposal"
     shall be deemed to be a reference to "a majority" and "Acquisition
     Proposal" shall only be deemed to refer to a transaction involving the
     Company.

     6.3. Access to Information.

          (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Company shall, and shall cause each of its

                                       57

     Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Parent, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives and, during such period, the Company shall, and shall cause its Subsidiaries to, make available to Parent all information concerning its business, properties and personnel as Parent may reasonably request. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of the Company's customers, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.
     The Company shall consult with Parent's management on a regular basis regarding the conduct of the business and operations of the Company and its
     Subsidiaries.

          (b) Upon reasonable notice and subject to applicable laws relating to the exchange of information, Parent shall, and shall cause its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the Company, access, during normal business hours during the period prior to the Effective Time, to such information, properties and personnel regarding Parent and its Subsidiaries as shall be reasonably necessary for the Company to fulfill its obligations pursuant to this
     Agreement or that may be reasonably necessary for the Company to confirm that the representations and warranties of Parent contained herein are true and correct and that the covenants of Parent contained herein have been performed in all material respects. Neither Parent nor any of its
     Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Parent's customers, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement.
     The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

          (c) All information furnished by either party to the other party or its representatives pursuant hereto shall be subject to, and the parties shall hold such information in confidence in accordance with, the provisions of the confidentiality agreement, dated as of November 26, 2004
     (the "Confidentiality Agreement"), between the Company and Parent.

          (d) No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein.

     6.4. Stockholder Meetings.

          (a) The Company shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders (the "Company

                                       58

     Stockholders Meeting") to be held as soon as is reasonably practicable after the date on which the Form S-4 becomes effective for the purpose of voting upon the adoption of this Agreement and the consummation of the transactions contemplated hereby. The Company will, through its Board of
     Directors, recommend to its stockholders approval and adoption of this
     Agreement and the transactions contemplated hereby; provided, however, that the Company's Board of Directors may withdraw, modify, condition or refuse to make such recommendation if (i) the Company is not in breach of, and has not breached, any of the provisions of Section 6.2, (ii) the Company receives an unsolicited, bona fide written takeover proposal which constitutes a Superior Proposal, and (iii) the Company's Board of Directors
     determines in good faith after consultation with its outside financial and legal advisors that the failure to take such action would reasonably be likely to breach its fiduciary obligations under applicable law.
     Notwithstanding anything to the contrary herein, unless this Agreement has been terminated, this Agreement shall be submitted to the stockholders of the Company at such meeting for the purpose of voting on the approval and adoption of this Agreement and nothing contained herein shall be deemed to relieve the Company of such obligations.

          (b) Parent shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders (the "Parent
     Stockholders Meeting") to be held as soon as is reasonably practicable after the date on which the Form S-4 becomes effective for the purpose of voting upon the approval of the issuance of shares of Parent Common Stock pursuant to the Merger. Parent will, through its Board of Directors, recommend to its stockholders approval of the issuance of shares of Parent
     Common Stock pursuant to the Merger; provided, however, that Parent's Board of Directors may withdraw, modify, condition or refuse to make such recommendation if it determines in good faith after consultation with its outside financial and legal advisors that the failure to take such action would reasonably be likely to breach its fiduciary obligations under applicable law. Notwithstanding anything to the contrary herein, unless this Agreement has been terminated, this Agreement shall be submitted to the stockholders of Parent at such meeting for the purpose of voting on the approval and adoption of this Agreement and nothing contained herein shall be deemed to relieve Parent of such obligations.

     6.5. Affiliates. The Company shall use its reasonable best efforts to cause each director, executive officer and other Person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of the Company to deliver to
Parent, as soon as practicable after the date of this Agreement, a written agreement in the form of Exhibit 6.5 hereto.

     6.6. Nasdaq Listing. Parent shall use reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger and upon exercise of the Company Warrants to be approved for listing on Nasdaq.

     6.7. Employee Benefit Plans; Existing Agreements.

          (a) Following the Effective Time, Parent shall continue to provide to individuals who are employed by the Company and its Subsidiaries as of the

                                       59

     Effective Time who remain employed with Parent or any Subsidiary of Parent
     ("Affected Employees"), for so long as such Affected Employees remain employed by Parent or any Subsidiary of Parent, employee benefits (i)
     pursuant to the Company Plans as in effect immediately prior to the
     Effective Time or (ii) pursuant to Parent Plans provided to similarly situated employees of Parent (it being understood that inclusion of
     Affected Employees in the employee benefit plans of Parent or a Subsidiary of Parent may occur at different times with respect to different plans) on terms no less favorable in the aggregate than the employee benefits provided to similarly situated employees of Parent.

          (b) Parent shall, or shall cause its Affiliates to, give Affected
     Employees full credit for purposes of eligibility, vesting and determination of the level of benefits under (but not for accrual of pension benefits) any Parent Plan for such Affected Employees' service with the Company or any Subsidiary of the Company (or any predecessor entity) to the same extent that such service was credited for purposes of any Company
     Plan immediately prior to the Effective Time.

          (c) Parent shall, or shall cause its Affiliates to, (i) waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the
     Affected Employees under any welfare benefit plans in which such employees may participate after the Effective Time, to the extent such limitations or periods have been satisfied as of the Effective Time (or date of participation in any such plan if later) under any analogous Company Plan, and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Effective Time (or date of participation in any such plan if later) during the calendar year in which the Effective
     Time (or date of participation in any such plan if later) occurs for purposes of satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees participate in after the Effective Time.

          (d) Following the Effective Time, Parent shall honor, fulfill and discharge and shall cause the appropriate Subsidiaries of Parent to honor, fulfill and discharge in accordance with their terms the Company Plans (as in effect as of Effective Time) which have been disclosed in the Company
     Disclosure Schedule and previously have been made available or delivered to
     Parent; provided, however, that nothing herein shall prevent Parent from amending or terminating any Company Plans in accordance with the terms of such Company Plans.

          (e) Nothing in this Agreement shall be construed as requiring Parent or any of its Affiliates to employ any Affected Employee for any length of time following the Closing Date. Nothing in this Section 6.7 shall be construed as conferring upon any Person other than the parties hereto
     (including but not limited to any Affected Employee) any rights or remedies hereunder.

          (f) The Company shall use reasonable best efforts to receive on or prior to the Effective Time from each of the individuals listed on Section
     6.7(f) of the Company Disclosure Schedule written acknowledgements (in form and substance

                                       60

     reasonably satisfactory to Parent) of the full satisfaction of their rights under the agreements listed on such Section 6.7(f) of the Company
     Disclosure Schedule.

     6.8. Indemnification.

          (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including any such claim, action, suit, proceeding or investigation in which any Person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (the "Indemnified
     Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director or officer of the Company or any of its
     Subsidiaries or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the
     Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, Parent shall, and shall cause the Surviving
     Corporation to, indemnify and hold harmless, to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including advances of reasonable attorney's fees and expenses prior to the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with
     Parent; provided, however, that (1) Parent shall have the right to assume the defense thereof and upon such assumption Parent shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Parent elects not to assume such defense or counsel for the Indemnified Parties reasonably advises that there are issues which raise conflicts of interest between Parent and the
     Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Parent, and Parent shall pay the reasonable fees and expenses of such counsel for the Indemnified
     Parties, (2) Parent shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel and any necessary local counsel for all Indemnified Parties, (3) Parent shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed) and (4) Parent shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such
     Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 6.8, upon learning of any such claim, action, suit, proceeding or investigation, shall notify promptly Parent thereof, provided that the failure to so notify shall not affect the obligations of Parent under this Section 6.8 except to the extent such failure to notify prejudices Parent. Parent's obligations under this Section 6.8 shall

                                       61

     continue in full force and effect for a period of six (6) years from the
     Effective Time; provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

          (b) Parent shall cause the Persons serving as officers and directors of the Company immediately prior to the Effective Time to be covered for a period of six years from the Effective Time by the directors' and officers'
     liability insurance policy maintained by the Company (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective
     Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Parent be required to expend on an annual basis more than 300% of the current amount expended by the Company (the "Insurance Amount") to maintain or procure insurance coverage, and further provided that if Parent is unable to maintain or obtain the insurance called for by this Section 6.8(b) Parent shall use all reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount.

          (c) Until six years from the Effective Time, unless otherwise required by applicable law, the certificate of incorporation and bylaws of the
     Surviving Corporation shall contain provisions no less favorable with respect to the elimination of liability of directors and the indemnification of directors and officers (including as to advancement of expenses) than are set forth in the Corrected Amended and Restated
     Certificate of Incorporation and Amended and Restated Bylaws of the
     Company, as in effect on the date hereof.

          (d) In the event Parent, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or Surviving Company or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 6.8.

          (e) The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives and shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to law, contract or otherwise.

     6.9. Reasonable Best Efforts; Additional Agreements.

          (a) Subject to the terms and conditions of this Agreement, each of
     Parent and the Company agrees to cooperate fully with each other and to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, at the time and in the manner contemplated by this Agreement, the Merger, including using

                                       62

     reasonable best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Merger.

          (b) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the
     Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Parent.

          (c) Parent and the Company shall use reasonable best efforts to cause the Merger to qualify as a reorganization within the meaning of Section
     368(a) of the Code. Officers of Parent and the Company shall execute and deliver to Winston & Strawn LLP, counsel to the Company, and Skadden, Arps,
     Slate, Meagher & Flom LLP, counsel to Parent, certificates containing appropriate representations at such time or times as may be reasonably requested by such law firms, including the effective date of the Form S-4 and the Effective Time, in connection with their respective deliveries of opinions with respect to the Tax treatment of the Merger.

          (d) The Company shall consult with Parent prior to sending any written communications to its employees regarding the Merger or this Agreement.

     6.10. Advice of Changes. Parent and the Company shall promptly advise the other party of any change or event having, or which could be reasonably expected to have, a Material Adverse Effect on it or which it believes would, or which could reasonably be expected to, cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time (and on the date prior to the Closing Date), each party will supplement or amend its Disclosure Schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or which is necessary to correct any information in such Disclosure Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Disclosure Schedules shall have any effect for the purpose of determining the accuracy of the representations and warranties of the parties contained in Articles III and IV in order to determine the fulfillment of the conditions set forth in Sections
7.2(a) or 7.3(a) hereof, as the case may be, or the compliance by the Company or
Parent, as the case may be, with the respective covenants and agreements of such parties contained herein. Notwithstanding anything to the contrary contained herein, no failure to advise the other party of any change or event referred to in the first sentence of this Section 6.10, or any failure to provide any supplement or amendment referred to in the second sentence of this Section 6.10, shall constitute the failure of any condition set forth in Article VII to be satisfied unless the underlying Material Adverse Effect, breach or inaccuracy would independently result in the failure of a condition set forth in Article
VII to be satisfied.

     6.11. Current Information. During the period from the date of this
Agreement to the Effective Time, each party will cause one or more of its designated

                                       63

representatives to confer on a regular and frequent basis with representatives of the other party and to report the general status of the ongoing operations of such party and its Subsidiaries. Each party will promptly notify the other party of any material change in the normal course of business or in the operation of the properties of such party or any of its Subsidiaries and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving such party or any of its Subsidiaries, and will keep the other party fully informed of such events.

     6.12. Shelf Registration of Resales of 9 3/8% Notes. In addition to
Parent's requirement to file the Form S-4 and in addition to Parent's obligations to file a registration statement on Form S-3 pursuant to Section 1.8 with respect to the Company Warrants, the Surviving Corporation shall assume the
Company's shelf registration statement on Form S-3 under the Securities Act covering the resales by certain selling noteholders of the Company's restricted
9 3/8% Senior Subordinated Discount Notes due 2009 (the "9 3/8% Notes"). Parent
shall use reasonable best efforts to maintain the effectiveness of such registration statement until the requirements set forth in the Registration
Rights Agreement dated as of February 20, 2004 among the Company and certain holders of the 9 3/8% Notes expire.

     6.13. Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or any of the other transactions contemplated by this Agreement,
Parent, the Company and their respective Board of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this
Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

     6.14. Supplemental Warrant Agreement.

          (a) At least 20 days prior to the Effective Date, the Company shall provide ChaseMellon and each holder of ChaseMellon Warrants at the address on file with ChaseMellon with the notice required by Section 10(b)(iii) of the ChaseMellon Warrant Agreement. Pursuant to Section 8(m) of the
     ChaseMellon Warrant Agreement, if the Company is not the surviving company in the Merger, then at the Effective Time, the surviving company and Parent must enter into a Supplemental Warrant Agreement and promptly mail to
     ChaseMellon and the holders of the ChaseMellon Warrants a description of the supplemental warrant agreement.

          (b) Promptly after the Effective Date, the Company must deliver the notice required by Section 2(d) of the Sprint Warrant Agreement. If the
     Company is not the surviving company in the Merger, then at least 10 days prior to the Effective Time, the Company must deliver the notice required by Section 5 of the Sprint Warrant Agreement.

          (c) At least 20 days prior to the Effective Date, the Company shall provide Bankers Trust Company and each holder of Bankers Trust Warrants at the

                                       64

     address on file with Bankers Trust Company with the notice required by
     Section 10(b)(iii) of the Bankers Trust Warrant Agreement. Pursuant to
     Section 8(m) of the Bankers Trust Warrant Agreement, if the Company is not
     the surviving company in the Merger, then at the Effective Time, the surviving company and Parent must enter into a supplemental warrant agreement and promptly mail to Bankers Trust and the holders of the Bankers
     Trust Warrants a description of the supplemental warrant agreement

     6.15. Exchange Offer. Parent shall cause the Surviving Corporation to assume all of the Company's obligations set forth in the Registration Rights
Agreement dated as of October 25, 2004 among the Company and holders of the
Company's First Priority Senior Secured Floating Rate Notes due 2009, including, without limitation, the requirement to consummate the exchange offer described therein. Parent expressly agrees that, to the extent such exchange offer has not been consummated prior to the Effective Time, Parent shall cause the Surviving
Corporation to complete such exchange offer on the terms set forth therein.

     6.16. Repurchase Offer; Company Indentures.

          (a) Parent shall, or shall cause the surviving company in the Merger to, comply with all requirements of the Company Indentures. Without limiting the foregoing, Parent shall, or shall cause the surviving company, to effect the repurchase offers which may be required pursuant to Section
     3.9 of each of the Company Indentures.

          (b) The Company and Merger Sub shall, at or prior to the Effective
     Time, enter into such supplemental indentures as may be required pursuant to the terms of the Company Indentures in connection with the Merger.

                                  ARTICLE VII
                              CONDITIONS PRECEDENT

     7.1. Conditions to Each Party's Obligation To Effect the Merger. The
respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Stockholder Approval. The Company shall have obtained the Company
     Stockholder Approval and Parent shall have obtained the Parent Stockholder
     Approval.

          (b) Nasdaq Listing. The shares of Parent Common Stock that shall be issued to the stockholders of the Company upon consummation of the Merger shall have been authorized for listing on Nasdaq.

          (c) Regulatory Approvals. All waiting periods, if any, under the HSR
     Act with respect to the Merger shall have expired or been terminated.

                                       65

          (d) Form S-4. The Form S-4 shall have become effective under the
     Securities Act and no stop order suspending the effectiveness of the Form
     S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (e) No Injunctions or Restraints; Illegality. No judgment, order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction")
     preventing the consummation of the Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits or makes illegal the consummation of the Merger.

          (f) Sprint Consent. The consent of Sprint PCS required pursuant to the terms of the Company Sprint Agreements shall have been obtained and not revoked.

     7.2. Conditions to Obligations of Parent. The obligation of Parent and
Merger Sub to effect the Merger is also subject to the satisfaction or waiver by
Parent and Merger Sub at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. (1) The representations and warranties of the Company set forth in Sections 3.2(a), 3.3, 3.4, 3.7,
     3.9(a), 3.25, 3.27, 3.28, 3.29 and 3.30 shall be true and correct in all material respects (except that all representations and warranties qualified by materiality or Material Adverse Effect shall be true and correct in all respects) at and as of the date of this Agreement and at and as of the
     Effective Time as though made at and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date); (2) the representations and warranties of the Company set forth herein shall be true and correct at and as of the date of this Agreement and at and as of the Effective Time as though made at and as of the
     Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), provided that no representation or warranty of the Company shall be deemed untrue or incorrect for purposes of this clause (2) as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty of the Company, has had or would reasonably be expected to have, a
     Material Adverse Effect on the Company, disregarding for these purposes (x)
     any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material,"
     "materiality," "in all material respects," "material adverse change,"
     "Material Adverse Effect" or similar terms or phrases in any such representation or warranty; and (3) Parent and Merger Sub shall have received a certificate, dated the Closing Date, signed on behalf of the
     Company by the Chief Executive Officer and the Chief Financial Officer of
     the Company to such effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent and
     Merger Sub shall

                                       66

     have received a certificate signed on behalf of the Company by the Chief
     Executive Officer and the Chief Financial Officer of the Company to such effect.

          (c) Federal Income Tax Opinion. Parent shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Parent ("Parent's
     Counsel"), dated the Closing Date, in form and substance reasonably satisfactory to Parent, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Effective Time, the
     Merger will be treated as a reorganization within the meaning of Section
     368(a) of the Code. In rendering such opinion, Parent's Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of Parent, the Company and others, reasonably satisfactory in form and substance to such counsel.

          (d) 2004 Form 10-K. The Company shall have timely filed its 2004
     Annual Report on Form 10-K with the SEC (the "2004 Form 10-K"), and such
     2004 Form 10-K shall contain (i) the unqualified opinion of KPMG to the effect that the consolidated balance sheets of the Company and its
     Subsidiaries as of September 30, 2004 and 2003, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the years in the three-year period ended September 30,
     2004, as reported in the 2004 Form 10-K fairly present in all material respects, the consolidated financial position of the Company and its
     Subsidiaries as of the respective dates thereof, and the results of their operations and their cash flows for the fiscal periods set forth therein, in accordance with GAAP and (ii) a report of the Company's management on the Company's internal control over financial reporting, as required by
     Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404"), and such report (x) shall not reveal any material weakness in the Company's internal control over financing reporting not previously disclosed to Parent and (y)
     be attested by KPMG, pursuant to the requirements of Section 404.

     7.3. Conditions to Obligations of the Company. The obligation of the
Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. (1) The representations and warranties of the Company set forth in Sections 4.2(a), 4.3, 4.4, 4.7,
     4.9(a), 4.21, 4.23, 4.24 and 4.25 shall be true and correct in all material respects (except that all representations and warranties qualified by materiality or Material Adverse Effect shall be true and correct in all respects) at and as of the date of this Agreement and at and as of the
     Effective Time as though made at and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date); (2) the representations and warranties of Parent and Merger Sub set forth herein shall be true and correct at and as of the date of this
     Agreement and at and as of the Effective Time as though made at and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), provided that no representation or warranty of Parent and Merger shall be deemed untrue or incorrect for purposes of this clause (2) as a consequence of the existence of any fact, event or circumstance inconsistent with such

                                       67

     representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty of Parent and Merger Sub, has had or would reasonably be expected to have, a Material
     Adverse Effect on Parent, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material,"
     "materiality," "in all material respects," "material adverse change,"
     "Material Adverse Effect" or similar terms or phrases in any such representation or warranty; and (3) the Company shall have received a certificate, dated the Closing Date, signed on behalf of Parent by the
     Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

          (b) Performance of Obligations of Parent. Parent and Merger Sub shall have performed in all material respects the obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to
     such effect.

          (c) Federal Income Tax Opinion. The Company shall have received an opinion of Winston & Strawn LLP (the "Company's Counsel"), in form and substance reasonably satisfactory to the Company, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, the Company's Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of Parent, the Company and others, reasonably satisfactory in form and substance to such counsel.

                                  ARTICLE VIII
                            TERMINATION AND AMENDMENT

     8.1. Termination. This Agreement may be terminated at any time prior to the
Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company and Parent:

          (a) by mutual consent of the Company, Parent and Merger Sub in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

          (b) by either Parent or the Company upon written notice to the other party if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the
     Merger;

          (c) by either Parent or the Company if the Merger shall not have been consummated on or before June 30, 2005, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this

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     Agreement to perform or observe any of the covenants and agreements of such party set forth herein;

          (d) by either the Company or Parent (provided that the party terminating shall not be in material breach of any of its obligations under
     Section 6.4) if any approval of the stockholders of the Company or Parent required for the consummation of the Merger shall not have been obtained upon a vote taken thereon at a duly held meeting of such stockholders or at any adjournment or postponement thereof;

          (e) by either Parent or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the representations or warranties set forth in this
     Agreement by the other party, which breach is not cured within thirty days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this
     Agreement pursuant to this Section 8.1(e) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated hereby under Section 7.2(a) (in the case of a breach of a representation or warranty by the Company) or Section 7.3(a)
     (in the case of a breach of a representation or warranty by Parent);

          (f) by either Parent or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within thirty days following receipt by the breaching party of written notice of such breach from the other party hereto, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section
     8.1(f) unless the breach of covenant, together with all other such breaches, would entitle the party entitled to the benefit of such covenant not to consummate the transactions contemplated hereby under Section 7.2(b)
     (in the case of a breach of covenant by the Company) or Section 7.3(b) (in the case of a breach of covenant by Parent);

          (g) by either Parent or the Company, if (i) the Board of Directors of
     the other does not publicly recommend in the Joint Proxy
     Statement/Prospectus that its stockholders either approve and adopt this
     Agreement (in the case of the Company) or approve the issuance of shares of
     Parent Common Stock pursuant to this Agreement (in the case of Parent),
     (ii) after recommending in the Joint Proxy Statement/Prospectus that such stockholders approve and adopt this Agreement (in the case of the Company)
     or approve the issuance of shares of Parent Common Stock pursuant to this
     Agreement (in the case of Parent), the Board of Directors of the other shall have withdrawn, modified or amended such recommendation in any manner adverse to Parent or the Company, as the case may be, or (iii) the other party materially breaches its obligations under this Agreement by reason of a failure to call a meeting of its

                                       69

     stockholders or a failure to prepare and mail to its stockholders the Joint
     Proxy Statement/Prospectus in accordance with Sections 6.1 and 6.4; or

          (h) by Parent, if the Board of Directors of the Company has
     authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose any Acquisition Proposal with any Person other than Parent.

     8.2. Effect of Termination. In the event of termination of this Agreement by either Parent or the Company as provided in Section 8.1, this Agreement shall forthwith become void and have no effect except that (i) Sections 6.3(c), 8.2 and 8.5, and Article IX (other than Section 9.1), shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved of or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

     8.3. Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the
Company and Parent; provided, however, that after any approval of the transactions contemplated by this Agreement by the Company's stockholders, there may not be, without further approval of such stockholders, any amendment of this
Agreement which reduces the amount or changes the form of the consideration to be delivered to the Company's stockholders hereunder. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.4. Extension; Waiver. At any time prior to the Effective Time, each of the parties hereto, by action taken or authorized by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of its agreements contained herein, or waive compliance with any of the conditions to its obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     8.5. Termination Fee.

          (a) The Company shall pay to Parent, by wire transfer of immediately available funds, the sum of $11,000,000 (the "Company Termination Fee") if
     this Agreement is terminated as follows:

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               (1) if Parent shall terminate this Agreement pursuant to Section
          8.1(g) or 8.1(h), then the Company shall pay the Company Termination
          Fee on the business day following such termination;

               (2) if (A) either party shall terminate this Agreement pursuant to Section 8.1(d) because the Company Stockholder Approval shall not have been received and (B) at any time after the date of this
          Agreement and at or before the date of the Company Shareholders
          Meeting a bona fide Acquisition Proposal shall have been publicly announced or otherwise communicated to the Board of Directors of the
          Company (a "Public Proposal"), then (x) the Company shall pay one-third of the Company Termination Fee on the business day following such termination, and (y) if within twelve (12) months following the date of such termination of this Agreement, the Company or any of its
          Subsidiaries enters into any definitive Agreement with respect to, or consummates, any Acquisition Proposal, then the Company shall pay the remaining two-thirds of the Company Termination Fee on the date of such execution or consummation; and

               (3) if (A) either party shall terminate this Agreement pursuant to Section 8.1(c) or Parent shall terminate this Agreement pursuant to
          Section 8.1(e) or (f), (B) at any time after the date of this
          Agreement and before such termination there shall have been a Public
          Proposal, and (C) following the occurrence of such Public Proposal, the Company shall have willfully breached (and not cured after notice thereof) any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach shall have materially contributed to the failure of the Effective Time to occur prior to the termination of this Agreement, then the Company shall (x)
          pay one-third of the Company Termination Fee on the business day immediately following such termination, and (y) if within twelve (12)
          months following the date of such termination of this Agreement, the
          Company or any of its Subsidiaries executes a definitive agreement with respect to, or consummates, any Acquisition Proposal, then the
          Company shall pay the remaining two-thirds of the Company Termination
          Fee upon the date of such execution or consummation.

          (b) Parent shall pay to the Company, by wire transfer of immediately available funds, the sum of $11,000,000 on the business day following such termination if (1) this Agreement is terminated by Parent or the Company as a result of the failure to obtain the required vote of Parent stockholders as provided in Section 8.1(d), or (2) this Agreement is terminated by the
     Company pursuant to Section 8.1(g).

          (c) If any party fails to pay any amounts due to another party on the dates specified in this Section 8.5, then the defaulting party shall pay all costs and expenses (including legal fees and expenses) incurred by the other party in connection

                                       71

     with any action or proceeding (including the filing of any lawsuit) taken by it to collect such unpaid amounts, together with interest on such unpaid amounts at the prime lending rate prevailing at such time, as published in
     The Wall Street Journal, from the date such amounts were required to be paid until the date actually received by such other party.

          (d) The parties acknowledge that the agreements contained in this
     Section 8.5 are an integral part of the transactions contemplated by this
     Agreement and constitute liquidated damages and not a penalty, and that, without these agreements, the parties would not have entered into this
     Agreement.

                                   ARTICLE IX
                               GENERAL PROVISIONS

     9.1. Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on the second business day after the satisfaction or waiver (subject to applicable law)
of the latest to occur of the conditions set forth in Article VII hereof (other than those conditions which relate to actions to be taken at the Closing) (the
"Closing Date"), at the offices of Parent's Counsel, unless another time, date or place is agreed to in writing by the parties hereto.

     9.2. Nonsurvival of Representations, Warranties and Agreements. None of the
representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective
Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

     9.3. Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, however, that the costs and expenses of printing and mailing the Joint Proxy
Statement/Prospectus and the Form S-4 to the stockholders of the Company and
Parent, and all filing and other fees paid to the SEC or any other Governmental
Entity in connection with the Merger (including the HSR Act) and the other transactions contemplated hereby, shall be borne equally by Parent and the
Company. Nothing contained herein shall limit either party's rights to recover any liabilities or damages arising out of the other party's willful breach of any provision of this Agreement.

     9.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested)
or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                                       72

          (a) if to Parent or Merger Sub, to:

                                    Alamosa Holdings, Inc.
                                    5225 S. Loop 289
                                    Lubbock, TX 79424
                                    Attention:  Chief Executive Officer

                                    with a copy to:

                                    Skadden, Arps Slate, Meagher & Flom LLP
                                    Four Times Square
                                    New York, New York  10036
                                    Attention:  Fred B. White, III, Esq.
                                    Fax:  (917) 777-2144

                                    and

          (b) if to the Company, to:

                                    AirGate PCS, Inc.
                                    233 Peachtree Street, NE, Suite 1700
                                    Atlanta, GA 30303
                                    Attention:  Chief Executive Officer

                                    with a copy to:

                                    Winston & Strawn LLP
                                    35 West Wacker Drive
                                    Chicago, Illinois  60601
                                    Attention:  Robert F. Wall, Esq.
                                    Fax.:  (312) 558-5700

     9.5. Interpretation. When a reference is made in this Agreement to
Sections, Exhibits or Schedules, such reference shall be to a Section of or
Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this
Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement.

     9.6. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.7. Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, other than the
Confidentiality Agreement.

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     9.8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     9.9. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in Section 6.3(c)
of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of Section 6.3(c)
of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.10. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this
Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this
Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     9.11. Publicity. Except as otherwise required by law or by the rules of
Nasdaq, so long as this Agreement is in effect, neither Parent nor the Company shall, nor shall either party permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

     9.12. Assignment; No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

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     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this
Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                           ALAMOSA HOLDINGS, INC.

                           By:  /s/ David E. Sharbutt
                               ----------------------------------
                               Name: David E. Sharbutt
                               Title: Chairman and Chief Executive Officer

                           A-CO. MERGER SUB, INC.

                           By: /s/ David E. Sharbutt
                               ----------------------------------
                             Name: David E. Sharbutt
                             Title: President

                           AIRGATE PCS, INC.

                            By:  /s/ Thomas M. Dougherty
                                 --------------------------------
                                 Name: Thomas M. Dougherty
                                 Title: Chief Executive Officer